Table of Contents

Preliminary Offering Circular dated July 26, 2018

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Sky440, Inc.

$2,000,000

2,000,000,000 SHARES OF COMMON STOCK

OFFERED BY THE COMPANY AT $0.001 PER SHARE

This is the public offering of securities of Sky440, Inc., a Nevada corporation. We are offering 2,000,000,000 shares of our common stock, par value $0.0001 ("Common Stock"), at an offering price of $0.001 per share (the "Offered Shares") by the Company. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). The minimum purchase requirement per investor is 10,000,000 Offered Shares ($1,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket under the symbol “SKYF”.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.001	$2,000,000.00
Underwriting Discounts and Commissions (3)	$0.00	$0
Proceeds to Company (4)	$0.001	$2,000,000.00

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.”
(2)	This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through direct sales by the Issuer. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”
(3)	We are offering these securities without an underwriter.
(4)	Excludes estimated total offering expenses, including underwriting discount and commissions. Such expenses, will be approximately $27,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.001 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is July _____, 2018.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Sky440", "we", the "Company", "our", the “Issuer”, and "us" refer to the activities of and the assets and liabilities of the business and operations of Sky440, Inc.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The High-Risk nature of the Product Development and Horticulture Development business we plan to develop;
•	Our ability to acquire and or develop commercial products under our planned Product Development Division;
•	Our ability to successfully develop, produce and market our planned portable temporary housing units for homeless under our planned Product Development Division;
•	Our ability to successfully develop, produce, market and distribute our planned Grow Vessel product line under our planned Horticulture Development Division;
•	The speculative nature of the business we intend to develop;
•	Our reliance on suppliers and customers;
•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern”;
•	Our ability to effectively execute our business plan;
•	Our ability to manage our expansion, growth and operating expenses;
•	Our ability to finance our businesses;
•	Our ability to promote our businesses;
•	Our ability to compete and succeed in highly competitive and evolving businesses;
•	Our ability to respond and adapt to changes in technology and customer behavior; and
•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

1

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

The Company, sometimes referred to herein as "we," "us,” “our," the “Issuer,” and the "Company" and/or "Sky440" was incorporated on August 22, 1997 in Florida and reincorporated in Nevada on August 21, 2001 as the result of a merger transaction, to engage in any lawful corporate undertaking. Our fiscal year-end date is December 31.

Sky440, Inc. offices are located at 300 Spectrum Center Drive, Suite 400, Irvine, CA 92618. Our website is www.sky440.com, our telephone number is 1-855-759-4400 and our email address is info@sky440.com.

The primary objective of Sky440 is to develop two planned divisions: (i) a Products Development Division (the 'PD Division') and (ii) a Horticulture Development Division (the “HDD Division”).

In our PD Division, our primary focus and planning has been in the three general disciplines, including: (i) The planning to develop, manufacture, sell and service temporary portable housing units for the homeless; (ii) the planning to acquire and develop consumer ready products utilizing direct response; and (iii) the planning for product development including publishing, marketing and distribution to support the Company's planned product lines in both the PD and HDD divisions.

In our HDD Division, our focus has been in five areas: (i) the planning for the development, manufacturing, sales and servicing of the Grow Vessel product line; (ii) planning for future ancillary branded products and consulting services; (iii) planning for incorporation of modern technologies for the Company to provide compliance, payment processing, medical billing, information portals and other Internet-based services; (iv) planning for the future acquisition of real property; and (v) planning for the potential expansion internationally.

The Company intends that the PD Division will eventually assist the HDD Division in the planned branding, marketing and distribution of HDD Division products. Because the Company is in the embryonic stages of its desire to implement the PD and HDD Division’s business plans, failure to secure the required funding could prevent the Company from making any significant progress in seeing its plans come to fruition.

We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

2

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTC Market Pink Open Market under the symbol “SKYF”.

THE OFFERING

______

Issuer:	Sky440, Inc.

Securities offered:	A maximum of 2,000,000,000 shares of our common stock, par value $0.0001 (“Common Stock”) at an offering price of $0.001 per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	4,587,922,087 shares outstanding as of June 27, 2018.

Number of shares of Common Stock to be outstanding after the offering	6,587,922,087 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.001

Maximum offering amount:	2,000,000,000 shares at $0.001 per share, or $2,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock trades on the OTC Markets under the symbol SKYF.

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $1,973,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:

Investing in our Common Stock involves a high degree of risk, including:

Immediate and substantial dilution of between -$.0005 and -$.0009 per share depending upon total amount raised and the number of shares issued.

Limited market for our stock.

Limited operational history in an emerging industry.

See “Risk Factors.”

3

RISK FACTORS

______

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

At this stage of our business operations, we may never achieve our goals for profitability or generate any significant amount of revenues, thus potential investors and stockholders have a high probability of losing their investment and or the value of their stock. If we are unable to continue as a going concern, you will lose your investment and or your stock may become worthless.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our products, the level of our competition and our ability to attract and maintain key management and employees. If we are unable to continue as a going concern, you will lose your investment and or your stock may become worthless. To date, the Company has not secured the necessary funding and as a result the planning for implementation of the Company’s business plans have been curtailed to a minimal level. There can be no assurance that the Company will be successful in securing the required funding or that it will be able to implement its business plans even if it does secure the funding necessary to proceed. Therefore, any potential investment and or purchase of the Company’s stock either in a private transaction and or through the public market should be considered an extremely high risk endeavor and the investor and or stock purchaser should be aware that his or hers’ potential investment could be a total loss if the Company is unable to fully implement its business plan and as a result the Company has no value and furthermore its stock has no value either at present or in the future. Any investment in the Company and or purchase of the Company’s stock should be considered an extremely high-risk transaction and any potential investor and or purchaser of the Company’s stock should be very cautious when making any financial decision regarding the Company.

We have developed a new strategy, and the future success of our company will depend on its successful execution.

In 2014, we developed and announced our new strategy, and are now executing on it. The primary strategy of Sky440 is to develop two planned divisions: (i) a Products Development Division (the 'PD Division') and (ii) a Horticulture Development Division (the “HDD Division”).

In our PD Division, our primary strategy and planning has been in the three general disciplines, including: (i) The planning to develop, manufacture, sell and service temporary portable housing units for the homeless; (ii) the planning to acquire and develop consumer ready products utilizing direct response; and (iii) the planning for product development including publishing, marketing and distribution to support the Company's planned product lines in both the PD and HDD divisions.

In our HDD Division, our strategy has been in five distinct areas: (i) the planning for the development, manufacturing, sales and servicing of the Grow Vessel product line; (ii) planning for future ancillary branded products and consulting services; (iii) planning for incorporation of modern technologies for the Company to provide compliance, payment processing, medical billing, information portals and other Internet-based services; (iv) planning for the future acquisition of real property; and (v) planning for the potential expansion internationally.

Because this new strategy will chart the company’s course of action and priorities for years to come, the future success of the Company will depend on its successful execution. Our strategy will bring additional risks to the business (such as those associated with greater use of capital, development and acquisition of new products, or entry into new industries or geographic markets) or magnify existing risks as our business priorities and objectives are adjusted. If our strategy is flawed, or if we fail to execute it well, our business and financial performance may be materially and adversely affected.

Since we recently commenced operations under our new business plan, it is difficult for potential investors to evaluate our business. We will need to raise additional capital in order to fund our operations. There can be no assurance that such additional capital will be available to us on favorable terms or at all. There can be no assurance that we will be profitable. Any investment in the Company and or purchase of the Company’s stock should be considered an extremely high-risk transaction and any potential investor and or purchaser of the Company’s stock should be very cautious when making any financial decision regarding the Company.

4

We may be unable to expand into new markets.

Our planned growth and profitability depend on our ability to successfully realize our growth strategy by expanding throughout the United States and internationally. We cannot assure that our efforts to expand into new markets, particularly in states where we do not currently operate, will succeed. In order to operate in new markets, we may need to modify our existing business model and cost structure to comply with local regulatory or other requirements, which may expose us to new operational, regulatory or legal risks. In addition, expanding into new states may subject us to unfamiliar or uncertain local regulations that may adversely affect our operations, for example, by applying, obtaining and/or maintaining appropriate licenses. Facilities we open in new markets may also take longer to reach expected revenue and profit levels on a consistent basis and may have higher construction, occupancy or operating costs than facilities we open in existing markets, thereby affecting our overall profitability. New markets may have competitive conditions, consumer preferences and spending patterns that are more difficult to predict or satisfy than our existing markets.

There is substantial doubt about our ability to continue as a going concern.

Our financial statements have been prepared on a going concern basis, which assumes we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. We have incurred a loss since January 1, 1996 (Inception) resulting in an accumulated deficit of approximately $4,911,385 as of December 31, 2017 and further losses are anticipated in the development of our business.

Our ability to continue as a going concern is dependent upon our becoming profitable in the future and, or, obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. There is no guarantee that we will be successful in achieving these objectives. To date, The Company has not secured the necessary funding and as a result the planning for implementation of the Company’s business plans have been curtailed to a minimal level. There can be no assurance that the Company will be successful in securing the required funding or that it will be able to implement its business plans even if it does secure the funding necessary to proceed. Therefore, any potential investment and or purchase of the Company’s stock either in a private transaction and or through the public market should be considered an extremely high risk endeavor and the investor and or stock purchaser should be aware that his or hers’ potential investment could be a total loss if the Company is unable to fully implement its business plan and as a result the Company has no value and furthermore its stock has no value either at present or in the future. Any investment in the Company and or purchase of the Company’s stock should be considered an extremely high-risk transaction and any potential investor and or purchaser of the Company’s stock should be very cautious when making any financial decision regarding the Company.

We operate in a highly competitive industry and potential competitors could duplicate our business model.

We are involved in a highly competitive industry where we compete with numerous other companies who offer products and services similar to those we offer. There is currently no aspect of our business, which is protected by patents, copyrights, trademarks, or trade names. As a result, potential competitors could duplicate our business model with little effort. Some of our potential competitors may have significantly greater resources than we have, which may make it difficult for us to compete. There can be no assurance that we will be able to successfully compete against these other entities.

Competitors will have significantly greater financial and other resources than the company, and they may sell competing products and services at lower prices or at lower profit margins, resulting in pressures on our prices and margins.

The sizes of our competitors vary widely across market and service segments. Therefore, most of our competitors will have significantly greater financial, technical, marketing or other resources than we do in any one or more of our market segments, or overall. As a result, our competitors may be in a position to respond more quickly than we can to new or emerging technologies, methodologies and changes in customer requirements, or may devote greater resources than we can to the development, promotion, sale and support of products and services. Moreover, new competitors or alliances among our competitors may emerge and potentially reduce our market share, revenue or margins. Some of our competitors also may choose to sell products or services competitive to ours at lower prices by accepting lower margins and profitability or may be able to sell products or services competitive to ours at lower prices given proprietary ownership of data, technical superiority, a broader or deeper product or experience set, or economies of scale. Price reductions or pricing pressure by our competitors could negatively impact our margins and results of operations and could also harm our ability to obtain new customers on favorable terms. Competitive pricing pressures tend to increase in difficult economic environments, such as the current environments in the U.S. and other economies, due to reduced marketing expenditures of many of our clients and prospects and the resulting impact on the competitive business environment for marketing service providers such as our company.

If our leaders are unsuccessful, or if we lose key management and are unable to attract and retain the talent required for our business, our operating results could suffer.

In the past, we replaced many of our officers and directors, including our President, Chief Executive Officer and Chairman, and significantly reorganized our operational structures. If our officers and directors fail in their roles and responsibilities (and more generally if we are unable to attract new officers and directors with the necessary skills to manage our business) our business and its operating results may suffer.

Further, our future prospects depend in large part upon our ability to attract, train and retain experienced technical, client services, sales, consulting, research and development, marketing, administrative and management personnel. While the demand for personnel is dependent on employment levels, competitive factors and general economic conditions, qualified personnel historically have been in great demand. The loss or prolonged absence of the services of these individuals could have a material adverse effect on our business, financial position or operating results.

5

We will need additional capital in the future to finance our planned growth, which we may not be able to raise, or it may only be available on terms unfavorable to us or our stockholders. Ultimately, this may result in our inability to fund our working capital requirements and harm our operational results.

We need capital to operate and fund our business plan. We do not know what the terms of any future capital raising may be, but any future sale of our equity securities will dilute the ownership of existing stockholders. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited. In such a capital restricted situation, we may curtail our marketing, development, and operational activities or be forced to sell some of our assets on an untimely or unfavorable basis, each of which could have a material adverse effect on our results of operations and financial condition.

Any potential investment and or purchase of the Company’s stock either in a private transaction and or through the public market should be considered an extremely high risk endeavor and the investor and or stock purchaser should be aware that his or hers’ potential investment could be a total loss if the Company is unable to fully implement its business plan and as a result the Company has no value and furthermore its stock has no value either at present or in the future.

We must successfully identify and evaluate planned acquisition targets and integrate acquisitions.

Acquisitions are an essential component of our strategy to grow the Company, and we have announced plans to actively pursue acquisitions. We plan to evaluate acquisition opportunities to expand our planned product and service offerings and geographic locations, including potential international acquisitions. Acquisition activities, even if not consummated, require substantial amounts of management time and can distract from normal operations. In addition, we have in the past and may in the future be unable to achieve the profitability goals, synergies and other objectives initially sought in acquisitions, and any acquired assets, data or businesses may not be successfully integrated into our operations. Acquisitions may result in the impairment of relationships with employees and customers. Moreover, although we plan to review and analyze assets or companies we plan to acquire, such reviews are subject to uncertainties and may not reveal all potential risks, and we may incur unanticipated liabilities and expenses as a result of our acquisition activities. The failure to identify appropriate candidates, to negotiate favorable terms, or to successfully integrate future acquisitions into existing operations could result in not achieving planned revenue growth and could negatively impact our net income and earnings per share.

We have pursued and intend to continue to pursue strategic acquisitions or investments in new markets and may encounter risks associated with these activities, which could harm our business and operating results.

Our recent and future acquisitions or investments may not be successful; and if we fail to realize the anticipated benefits of these acquisitions or investments, our business and operating results could be harmed. We have incurred costs and encountered difficulties in the past in connection with our acquisitions and investments.

Future acquisitions may result in dilutive issuances of equity securities, the incurrence of additional debt, large write-offs, impairments, a decrease in future profitability, or future losses. The incurrence of debt in connection with any future acquisitions could restrict our ability to obtain working capital or other financing necessary to operate our business. At this stage of our business operations, we may never achieve our goals or generate any significant amount of revenues, thus potential investors and stockholders have a high probability of losing their investment and or the value of their stock. If we are unable to continue as a going concern, you will lose your investment and or your stock may become worthless.

Portable Housing Risk Factors

There is no assurance that our portable housing units will be successful.

There is no guarantee that our portable housing units will be accepted. Despite an overwhelming need for solutions to the homeless issue in the United States, there is no guarantee that our proposed solution utilizing portable housing units being developed by our Company will be accepted by local municipalities, regional and or national government agencies. Currently, agencies rely upon temporary housing at local motels, housing vouchers, vacant buildings, tent cities, purchasing commercial properties and expensive retrofitting of existing government owned buildings. All of these and other efforts have made little progress in solving the issue. There are simply more homeless than local, state and regional resources can accommodate. Many factors determine which solutions agencies approve, including financial, political and acceptance of the housing by the homeless population.

6

Real Estate Risk Factors

Because our business model depends upon the availability of private financing, any change in our ability to raise money will adversely affect our financial condition.

Our ability to acquire, operate and sell properties, engage in the business activities that we have planned and achieve positive financial performance depends, in large measure, on our ability to obtain financing in amounts and on terms that are favorable. The capital markets in the United States have recently undergone a turbulent period in which lending was severely restricted. Although there appears to be signs that financial institutions are resuming lending, the market has not yet returned to its pre-2008 state.

Obtaining favorable financing in the current environment remains challenging. In the event the lender or any other is unable to finance our business, we will not be able to implement our business plan and our financial performance could be adversely affected.

There can be no assurance that the Company will be successful in securing the required funding necessary to proceed. Therefore, any potential investment and or purchase of the Company’s stock either in a private transaction and or through the public market should be considered an extremely high-risk endeavor and the investor and or stock purchaser should be aware that his or her potential investment could be a total loss if the Company is unable to secure the necessary funding. Any investment in the Company and or purchase of the Company’s stock should be considered an extremely high-risk transaction and any potential investor and or purchaser of the Company’s stock should be very cautious when making any financial decision regarding the Company.

The price we pay for to acquire real property will be based on our projections of market factors, and our return on investment may be lower than expected if any of our projections are inaccurate.

The price we pay for real property investments will be based on our projections of market demand, the costs of any renovation of a property and other factors. In addition, as the real estate market continues to strengthen with the improvement of the U.S. economy, we will face increased competition, which may drive up prices for real estate assets, result in less available distressed properties and make acquisitions less favorable to us. If any of our projections are inaccurate or we ascribe a higher value to assets and their value subsequently drops or fails to rise because of market factors, returns on our investment may be lower than expected and could experience losses.

We will experience competition for real estate investments from individuals, corporations and other entities engaged in real estate investment activities, many of whom have greater financial resources than us. Competition for investments may have the effect of increasing costs and reducing returns to our investors.

Because we plan to buy, sell and lease property, we will be subject to general real estate risks.

We will be subject to risks generally incident to the ownership of real estate, including: (a) changes in general economic or local conditions; (b) changes in supply of, or demand for, similar or competing properties in the area; (2) bankruptcies, financial difficulties or defaults by tenants or other parties; (d) increases in operating costs, such as taxes and insurance; (e) the inability to achieve full stabilized occupancy at rental rates adequate to produce targeted returns; (f) periods of high interest rates and tight money supply; (g) excess supply of rental properties in the market area; (h) liability for uninsured losses resulting from natural disasters or other perils; (i) liability for environmental hazards (as further described below); and (j) changes in tax, real estate, environmental, zoning or other laws or regulations. For these and other reasons, no assurance can be given that we will be profitable and one or more of these risks could be detrimental to our business.

Information Technology, Direct Marketing

and Intellectual Property Risk Factors

We must maintain technological competitiveness, continually improve our processes and develop and introduce new products and services in a timely and cost-effective manner.

We believe that our future success depends on, among other things, maintaining technological competitiveness in our planned products, processing functionality and software systems and services. Technology changes rapidly as makers of computer hardware, network systems, programming tools, programming languages, operating systems, database technology and mobile devices continually improve their offerings.

7

Advances in information technology may result in changing customer preferences for products and product delivery channels in our industry. The increasingly sophisticated requirements of our customers require us to continually improve our processes and provide new products and services in a timely and cost-effective manner (whether through development, license or acquisition). We may be unable to successfully identify, develop and bring new and enhanced services and products to market in a timely and cost-effective manner, such services and products may not be commercially successful, and services, products and technologies developed by others may render our services and products noncompetitive or obsolete.

Risks Related to New Technology

The regulatory regime governing new technologies is uncertain and new regulations or policies may materially adversely affect any planned technology that might be developed and or acquired by the Company.

Regulation of new technologies currently is undeveloped and likely to rapidly evolve, varies significantly among international, federal, state and local jurisdictions and is subject to significant uncertainty. Various legislative and executive bodies in the United States and in other countries may in the future, adopt laws, regulations, guidance, or other actions, which may severely impact planned technology that the Company may develop and or acquire and the adoption and utility of the technology by the industry. Failure by the Company or certain users of the technology to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including civil penalties and fines.

The further development and acceptance of new technologies which are part of a new and rapidly changing industry are subject to a variety of factors that are difficult to evaluate.

The slowing or stopping of the development or acceptance of any new technologies would have an adverse material effect on the successful development and adoption of any new technologies to be developed and or acquired by the Company. There can be no assurance that the Company will be successful in developing and or acquiring any new technologies necessary to proceed with that segment of the Company’s business plans or that it will be able to secure the required funding to move forward. Therefore, any potential investment and or purchase of the Company’s stock either in a private transaction and or through the public market should be considered an extremely high-risk endeavor and the investor and or stock purchaser should be aware that his or her potential investment could be a total loss if the Company is unable to secure the necessary funding. Any investment in the Company and or purchase of the Company’s stock should be considered an extremely high-risk transaction and any potential investor and or purchaser of the Company’s stock should be very cautious when making any financial decision regarding the Company.

Cannabis Industry Risk Factors

Because We Have No Operating History in the Cannabis Industry, We May Not Succeed.

The Company has no specific operating history or experience in developing, marketing, selling and distribution of its planned product line, or procuring, building out or leasing real estate for agricultural purposes, specifically medical marijuana grow facilities, or with respect to any other activity in the cannabis industry. Moreover, we are subject to all risks inherent in a developing a new business enterprise. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with establishing a new business and the competitive and regulatory environment in which we operate. For example, the medical marijuana industry is new and may not succeed, particularly should the federal government change course and decide to prosecute those dealing in medical and/or recreational marijuana. If that happens there may not be an adequate market for our properties or other activities, we propose to engage in.

You should further consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages. For example, unanticipated expenses, delays and or complications with build outs, zoning issues, legal disputes with neighbors, local governments, communities and or tenants. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment.

8

The cannabis industry faces significant opposition.

It is believed by many that large well-funded businesses may have a strong economic opposition to the cannabis industry. Further, the medical cannabis industry could face a material threat from the pharmaceutical industry, should cannabis displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical cannabis industry. Any inroads the pharmaceutical industry could make in halting or impeding the cannabis industry could have a detrimental impact on our proposed business.

The use of medical and recreational marijuana still carries significant social stigma. We are substantially dependent on continued market acceptance and proliferation of consumers of medical and recreational marijuana. We believe that as marijuana becomes more accepted the stigma associated with marijuana use will diminish and as a result consumer demand will continue to grow. And while we believe that the market and opportunity in the marijuana space continues to grow, we cannot predict the future growth rate and size of the market. Any negative outlook on the marijuana industry will adversely affect our business operations.

Because marijuana is illegal under federal law, we could be subject to criminal and civil sanctions for engaging in activities that violate those laws.

Despite the development of a legal cannabis industry under the laws of certain states, these state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies cannabis as a Schedule-I controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled in United States v. Oakland Cannabis Buyers' Coop. and Gonzales v. Raich that it is the federal government that has the right to regulate and criminalize cannabis, even for medical purposes, and thus federal law criminalizing the use of cannabis preempts state laws that legalize its use. In March 2015, bipartisan legislation was introduced in the U.S. Senate proposing to change federal law such that states could regulate medical use of cannabis without fear of prosecution. A key component of the proposed Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) is to reclassify cannabis under the Controlled Substances Act to Schedule II, thereby changing the plant from a federally-criminalized substance to one that has recognized medical uses.

The Trump administration hasn’t yet decided what to do about marijuana enforcement in states that have legal cannabis programs. According the Department of Justice, opioid deaths are driving the increased emphasis on drug enforcement. The Department of Justice stated that the Trump administration believes marijuana legalization is a lot more harmful than a lot of people anticipated.

The prior administration stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the current administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, the new administration could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government's enforcement of current federal laws could cause significant financial damage to the industry, at least as it is currently instituted.

Should such a change occur, our HDD Division business operations could be affected. If our potential marijuana tenants are forced to shut their operations, we would need to seek to replace those tenants with non-marijuana tenants, who would likely expect to pay lower rents. Moreover, if the marijuana industry were forced to shut down at once, it would result in a high amount of vacancies at once and create a surplus of supply, driving leases and property values lower. Additionally, we would realize an economic loss on any and all improvements made to the properties that were specific to the marijuana industry and we would likely lose any and all investments in the US market that were marijuana-related.

Further, and even if we do not directly harvest, cultivate, possess, distribute or sell cannabis, by leasing facilities and financing growers of medicinal marijuana, we could be deemed to be participating in marijuana cultivation or aiding and abetting, which remains illegal under federal law, and exposes us to potential criminal liability, with the additional risk that our properties could be subject to civil forfeiture proceedings. Moreover, since the use of marijuana is illegal under federal law, we may have difficulty acquiring or maintaining bank accounts and insurance and our shareholders may find it difficult to deposit their stock with brokerage firms.

Our contemplated business plan is dependent on state laws pertaining to the cannabis industry.

Continued development of the cannabis industry is dependent upon continued legislative authorization of cannabis at the state level. Any number of factors could slow or halt progress in this area. Further, progress, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of cannabis, which would negatively impact our proposed business.

9

Laws and regulations affecting the regulated marijuana industry are constantly changing, which could detrimentally affect our proposed operations, and we cannot predict the impact that future regulations may have on us

Federal, state and local cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. Furthermore, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

FDA regulation of marijuana and the possible registration of facilities where medical marijuana is grown could negatively affect the cannabis industry that would directly affect our financial condition.

Should the federal government legalize marijuana for medical use, it is possible that the U.S. Food and Drug Administration (FDA) would seek to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations including CGMPs (certified good manufacturing practices) related to the growth, cultivation, harvesting and processing of medical marijuana. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where medical marijuana is grown be registered with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, we do not know what the impact would be on the medical marijuana industry, what costs, requirements and possible prohibitions may be enforced. If we or our tenants are unable to comply with the regulations and or registration as prescribed by the FDA, we and or our tenants may be unable to continue to operate their and our business in its current form or at all.

Because we may be unable to identify, and/or successfully acquire properties which are suitable for our cannabis business, our financial condition may be negatively affected.

Our business plan involves the identification and the successful acquisition of real properties which are zoned for marijuana businesses, including grow and retail. The properties we acquire will be leased or sold to licensed marijuana operators. Local governments must approve and adopt zoning ordinances for marijuana facilities and retail dispensaries. A lack of properly zoned real estate may reduce our prospects and limit our opportunity for growth and or increase the cost at which suitable properties are available to us. Conversely a surplus of real estate zoned for marijuana establishments may reduce demand and prices we are able to charge for properties we may have previously acquired. There can be no assurance that we will be able to obtain the capital needed to purchase any properties.

Our customers and our company may have difficulty accessing the service of banks, which may make it difficult to operate and/or contract.

Since the use of cannabis is illegal under federal law, many banks will not accept for deposit funds from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for potential customers, clients and tenants of the Company to operate.

On February 14, 2014, The U.S. government issued rules allowing banks to legally provide financial services to state-licensed marijuana businesses. A memorandum issued by the Justice Department to federal prosecutors re- iterated guidance previously given, this time to the financial industry that banks can do business with legal marijuana businesses and “may not” be prosecuted. The Treasury Department's Financial Crimes Enforcement Network (FinCEN) issued guidelines to banks that “it is possible to provide financial services"” to state-licensed marijuana businesses and still be in compliance with federal anti-money laundering laws. The guidance falls short of the explicit legal authorization that banking industry officials had pushed the government to provide and to date it is not clear what if any banks have relied on the guidance and taken on legal marijuana companies as clients. The aforementioned policy may be administration dependent and a change in presidential administrations may cause a policy reversal and retraction of current policies, wherein legal marijuana businesses may not have access to the banking industry. We could be subject to sanctions if we are found to be a financial institution and not in harmony with FinCET guidelines. Also, the inability of potential clients in our target market to open accounts and otherwise use the service of banks may make it difficult for them to contract with us.

10

Investments in development stage companies including Sky440 involve a high degree of risk. Investments Sky440 may involve an even higher degree of risk.

Financial and operating risks confronting development stage companies like Sky440 are significant: Sky440 is not immune to these. The development stage market in which Sky440 competes is highly competitive and the percentage of companies that survive and prosper is small. Development stage companies often experience unexpected problems in the areas of product development, marketing, financing, and general management, among others, which frequently cannot be solved. In addition, development stage companies may require substantial amounts of financing, which may not be available through institutional private placements, the public markets or otherwise. There can be no assurance that the Company will be successful in securing the required funding necessary to implement its business plan. Therefore, any potential investment and or purchase of the Company’s stock either in a private transaction and or through the public market should be considered an extremely high-risk endeavor and the investor and or stock purchaser should be aware that his or her potential investment could be a total loss if the Company is unable to secure the necessary funding. Any investment in the Company and or purchase of the Company’s stock should be considered an extremely high-risk transaction and any potential investor and or purchaser of the Company’s stock should be very cautious when making any financial decision regarding the Company.

Public Company Risk Factors

Including Those Specifically Related to “Penny Stocks”

If the ownership of our common stock continues to be highly concentrated, it may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

Our executive officers, directors and their affiliates beneficially own or control approximately 90% percent of our common stock voting rights. Accordingly, these executive officers, directors and their affiliates, acting as a group, will have considerable influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transactions. However, as a result of their positions, these stockholders may also delay or prevent a change of control, even if such a change of control would benefit other stockholders. A significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.

Our articles of incorporation, bylaws and Nevada law contain provisions that could discourage an acquisition or change of control.

Our articles of incorporation authorize our board of directors to issue common and preferred stock without stockholder approval. Our outstanding preferred stock makes it more difficult for a third party to acquire control of us. In addition, provisions of the articles of incorporation and bylaws could also make it more difficult for a third party to acquire control of us. In addition, Nevada’s “Combination with Interested Stockholders’ Statute” and its “Control Share Acquisition Statute” may have the effect in the future of delaying or making it more difficult to effect a change in control.

These statutory anti-takeover measures may have certain negative consequences, including an effect on the ability of the stockholders of the Company or other individuals to (i) change the composition of the incumbent board of directors; (ii) benefit from certain transactions which are opposed by the incumbent board of directors; and (iii) make a tender offer or attempt to gain control of the Company, even if such attempt were beneficial to the Company and our stockholders. Since such measures may also discourage the accumulations of large blocks of our common stock by purchasers whose objective is to seek control of our company or have such common stock repurchased by us or other persons at a premium, these measures could also depress the market price of our common stock.

Accordingly, our stockholders may be deprived of certain opportunities to realize the “control premium” associated with take-over attempts.

Fluctuation in our revenue and operating results and other factors may impact the volatility of our stock price.

The price at which our common stock has traded in recent years has fluctuated greatly. Our common stock price may continue to be volatile due to a number of factors including the following (some of which are beyond our control): (1) the impact of general market volatility in the market segments where the Company plans to operate; (2) variations in our operating results from period to period and variations between our actual operating results and the expectations of investors, stockholders and the financial community; (3) unanticipated developments with customer engagements or customer demand, such as variability in the market demand for our products and services; (4) announcements of developments affecting our businesses, both positive and negative; (5) competition and the operating results of our competitors; and (6) other factors discussed elsewhere in “Risk Factors”.

11

As a result of these and other factors, investors in our common stock may not be able to resell their shares at or above their original purchase price. Therefore, any potential investment and or purchase of the Company’s stock either in a private transaction and or through the public market should be considered an extremely high-risk endeavor and the investor and or stock purchaser should be aware that his or her potential investment could be a total loss if the Company is unable to secure the necessary funding to remain in business. Any investment in the Company and or purchase of the Company’s stock should be considered an extremely high-risk transaction and any potential investor and or purchaser of the Company’s stock should be very cautious when making any financial decision regarding the Company.

We have never paid dividends on our common stock and we do not expect to pay any cash dividends in the foreseeable future; a return on investment may be limited to the value of our common stock.

We have never paid dividends on our common stock and we intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our common stock for the foreseeable future. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, and such other factors as our board of directors deems relevant. Accordingly, investors may need to sell their shares of our common stock to realize a return on their investment, and they may not be able to sell such shares at or above the price paid for them. Therefore, any potential investment and or purchase of the Company’s stock either in a private transaction and or through the public market should be considered an extremely high-risk endeavor and the investor and or stock purchaser should be aware that his or her potential investment could be a total loss if the Company is unable to continue its already limited operations.

Our stockholders may experience significant dilution; future sales of our common stock may result in a decrease in the market price of our common stock, even if our business is doing well.

If our future operations or acquisitions are financed through the issuance of equity securities as expected, our stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. We may grant options to purchase shares of our common stock to our directors, employees and consultants. The issuance of shares of our common stock upon the exercise of these options may result in dilution to our stockholders.

The market price of our common stock, when and if established, could drop due to sales of a large number of shares of our common stock in the market after the offering or the perception that such sales could occur. This could make it more difficult to raise funds through future offerings of common stock. Any potential investment and or purchase of the Company’s stock either in a private transaction and or through the public market should be considered an extremely high-risk endeavor and the investor and or stock purchaser should be aware that his or her potential investment could be a total loss.

Because we are subject to additional regulatory compliance matters as a result of being a public company, the failure to comply with these regulatory matters could harm our business.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses. Changing laws, regulations and standards relating to corporate governance and public disclosure, including Securities and Exchange Commission regulations, FINRA, and market rules, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and corporate governance practices. As a result, our efforts to comply with evolving laws, regulations and standards may result in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Our management and outside professionals will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company. The Company will rely on legal counsel and accounting professionals to help with our future SEC reporting requirements. This will likely divert needed capital resources away from the objectives of implementing our business plan. These expenses could be costlier that we are able to bear and could result in us not being able to successfully implement our business plan.

12

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell and clear their shares.

Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Trades of our common stock will be subject to Rule 15g-9 of the SEC which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

For transactions covered by the rule, the broker-dealer must prior to a transaction make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

The company is subject to stock promotion guidelines established by OTC markets.

As a Company that trades on the Pink Sheets at present, we are subject to following guidelines established by OTC Markets regarding the promotion of its stock in the public marketplace. It is imperative that the Company follow these guidelines as a failure to do so could have a material adverse effect on the Company and its stockholders. Under these guidelines, timely disclosure of material information is fundamental to maintaining an efficient trading market. Public availability of adequate current information is a core principal of OTC Markets Group’s disclosure- based philosophy and its rules. Public companies such as Sky440 are expected to release quickly to the public any news or information which might reasonably be expected to materially affect the market for its securities.

Management of a public company also has the responsibility to dispel unfounded rumors, misinformation or false statements which result in unusual market activity. Misleading and manipulative promotion clearly fall into this area of concern and must be immediately addressed. Fraudulent promotional campaigns harm the integrity of public markets, defraud investors, and obstruct the capital formation process. Social networks and online media sites have created new ways for public companies to interact and connect with potential investors. Digital marketing has made it easier for investor relations professionals to reach millions of investors, but technology can also be abused by anonymous market manipulators for fraudulent promotional campaigns that harm the integrity of public markets and defraud investors.

Prevention is a key ingredient in avoiding unwanted stock promotion issues. Stock promotion can affect any Company, including Sky440. There are certain considerations Company’s should make when hiring investor relations or investor awareness providers, issuing shares to third parties, or arranging equity and convertible debt financings from third parties to better protect against misleading and manipulative promotion.

13

Our Company needs to do due diligence on providers prior to engaging an Investor Relations (IR) firm, consultant or promoter. Sky440 should conduct due diligence as with any other service provider, to review the firm, its principals, and its associates. The Company should consider reviewing other companies the firm has represented, whether the firm has been associated with any stock promotion in the past, if the principals of the firm are known stock promoters or associated with any known stock promoters, or if there is any negative news related to the firm or its principals. Sky440 should also carefully consider and understand exactly what services prospective IR firms intend to provide. Services described generally as “addressing retail support for a company’s securities” or “enhancing investor awareness” may actually be a guise for a promotional campaign. The Company needs to be wary of any unusual payment requests from IR firms, such as splitting up payment amongst different individuals or entities, or payments to individuals outside of the actual investor relations firm for services. Failure to follow the above steps could have a material adverse effect on the Company and its stockholders.

The company may become subject to fraudulent promotional campaigns.

It is possible that in this digital age the Company may find itself subject to fraudulent promotional campaigns. Stock promotion is misleading and manipulative when information is publicly disseminated to disrupt the efficient market pricing of a security. Misleading promotional materials often employ false or baseless claims, omit material information, exaggerate an issuer’s future potential, or predict unrealistic price targets. Fraudulent promotional campaigns disseminate misleading information in a variety of manners, including e-mails, newsletters, social media outlets, press releases, videos, telephone calls, and/or hard mailers.

Common characteristics of misleading and manipulative promotion include the failure to clearly identify the sponsor of the promotion, and/or the promotion is sponsored or paid for by anonymous, unidentifiable 3rd parties, the promotion focuses on a company’s stock rather than its underlying business, and or it uses highly speculative language, including relying on grandiose numbers and figures related to the target company’s industry, business model, financial results, or business developments.

In addition, a fraudulent promotional campaign may tout performance or profit potential of the Company’s stock with unsupported or exaggerated statements about its stock price or its anticipated trajectory. It may also make unreasonable claims pertaining to an issuer’s operations, suggest a promise of a specific future performance of the stock or profit to investors, provide little or no factual information about the company, omit material information, urge the investor to take action immediately as not to miss out on a great opportunity and or fail to provide details or disclosures about the risk associated with the issuers security. Anonymous paid promotion is often associated with unregulated parties or “financiers” that have acquired securities in private market transactions and wish to generate demand, so they can sell their shares in the public markets at inflated prices.

The Company’s stock may be promoted, and it may not be directly involved or even aware of a promotion campaign for its stock, however, all public companies have an obligation to provide accurate disclosure to investors and quickly address any misleading information that could affect the trading market for their securities. Failure to do so could have a material adverse effect on the Company and its stockholders. This could make it more difficult for the Company to raise funds through legitimate future offerings of common stock. As a result of the above risk factors, any potential investment and or purchase of the Company’s stock either in a private transaction and or through the public market should be considered an extremely high-risk endeavor and the investor and or stock purchaser should be aware that his or her potential investment could be a total loss.

The price of our common stock may be volatile.

If we are able to get a trading market for our stock, the trading price of our common stock is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the provision of health care or the sale of health insurance; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developing companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

14

Doubts about ability to continue as a going concern.

The Company is an early stage enterprise and has not commenced planned principal operations. The Company had no revenues to date and minimal capitalization. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash CA ow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 1. Nature of Operations and Basis of Presentation – Going Concern for further information.

Risks Relating to Our Financial Condition

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although management of Sky440, Inc. has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have little or no operational history and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in transforming industries. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

15

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our technology, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Mr. Robert P. Atwell. As of July 1, 2018, we have an Employment Agreement in place with Mr. Atwell. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

Risks Relating to our Common Stock and Offering

If we are able to develop a market for our Common Stock, our Common Stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

If we are able to develop a market for our Common Stock, it may be thinly traded on the OTC Pink Open Market, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

16

The market price for the common stock may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares may be sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to market our products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in healthcare policies or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

17

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

18

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a Form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

A reverse stock split may decrease the liquidity of the shares of our common stock.

Although the Company has no current plans to do a reverse stock split, the liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

Because directors and officers currently and for the foreseeable future will continue to control Sky440, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Sky440, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Sky440, Inc. beneficially a majority our outstanding stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

19

Statements Regarding Forward-looking Statements

______

 This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $25,000) will be $1,973,000. We will use these net proceeds for the following.

If 25% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Accounting and Audit Fees: $20,000
				Legal & Professional Fees: $10,000
				Sales & Marketing: $85,000
				HDD Manufacturing: $160,000
				Product Development & Distribution: $50,000
				Corporate Acquisitions: $100,000
				Working capital: $48,000
25.00%	$500,000	$27,000	$473,000	$473,000

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Accounting and Audit Fees: $20,000
				Legal & Professional Fees: $20,000
				Sales & Marketing: $160,000
				HDD Manufacturing: $400,000
				Product Development & Distribution: $100,000
				Corporate Acquisitions: $175,000
				Working capital: $98,000
50.00%	$1,000,000	$27,000	$973,000	$973,000

20

If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Accounting and Audit Fees: $25,000
				Legal & Professional Fees: $40,000
				Sales & Marketing: $235,000
				HDD Manufacturing: $600,000
				Product Development & Distribution: $200,000
				Corporate Acquisitions: $225,000
				Working capital: $148,000
75.00%	$1,500,000	$27,000	$1,473,000	$1,473,000

If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Accounting and Audit Fees: $25,000
				Legal & Professional Fees: $40,000
				Sales & Marketing: $235,000
				HDD Manufacturing: $900,000
				Product Development & Distribution: $275,000
				Corporate Acquisitions: $300,000
				Working capital: $198,000
100.00%	$2,000,000	$27,000	$1,973,000	$1,973,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

21

Under Net Proceeds, Accounting and Audit Fees include fees for the annual audit and any stub connected thereto as part of the Company’s plan to become a fully reporting company subsequent to the completion of the planned funding as described herein. The amounts in this category will increase as accounting fees increase in relationship to increased activity in manufacturing, product development and corporate acquisitions assuming we are successful in raising at least seventy five percent (75%) of the maximum offering.

Under Net Proceeds, Legal and Professional Fees include legal costs and professional fees connected thereto as part of the Company’s plan to become a fully reporting company subsequent to the completion of the planned funding as described herein. If the Company is successful in raising at least fifty per cent (50%) of the maximum offering, these costs and fees will increase as activity in sales and marketing, HDD manufacturing, Product Development and Corporate Acquisitions expands.

Under Net Proceeds, Sales and Marketing costs, which include the addition of professional staff and or the retention of third party sales and marketing experts, are expected to steadily increase if the Company is successful in raising at least fifty per cent (50%) of the maximum offering, these costs and fees will increase as activity in HDD manufacturing, Product Development and Corporate Acquisitions expands.

Under Net Proceeds, HDD Manufacturing costs, which include the development, design, acquisition of raw materials, production and testing of the Company’s planned Grow Tech product line, will begin with the initial roll-out of Grow Tech prototypes and sample units, which are expected to be utilized at industry trade shows and for presentations to potential buyers. Each prototype unit is estimated to cost approximately $50,000, with the initial budget providing for three (3) prototype units plus a small contingency amount. If the Company is successful in raising at least fifty per cent (50%) of the maximum offering, the Company will begin production on the first 3 complete units, which would be available for delivery on initial orders, if any. If the Company is successful in raising at least seventy-five per cent (75%) of the maximum offering, the Company will increase production on additional units. As more units are produced, the cost per unit is expected to decrease, as the Company should be able to increase the purchase of raw materials at a higher volume thereby lowering those costs. If the Company is successful in raising one hundred per cent (100%) of the maximum offering, the Company will ramp up production of the units to meet the expected demand as the product line is more readily accepted in the marketplace due in part to the increased activity in the Company’s Sales and Marketing efforts. It should be noted that there can be no guarantee that any of the Company’s sales and marketing goals will be met, and therefore the demand for the Company’s product line would be directly affected.

Under Net Proceeds, the resources allocated to the acquisition and development of products in the Company’s Product Development will be increased in proportion to the total amount raised form the proposed funding described herein. In acquiring products from third parties, it is anticipated that the purchase price will be a combination of cash and stock. At present, the Company plans on utilizing approximately thirty per cent (30%) of available proceeds for in-house development of products and seventy per cent (70%) of available proceeds allocated for third party product acquisitions.

Under Net Proceeds, the Company plans to acquire and roll-up small companies that have a complementary business model and or products that would enhance the Company’s ability to successfully implement its business plan. The amount of resources allocated to these endeavors are directly related to total amount raised, from a minimum of one hundred thousand dollars ($100,000) at the twenty-five percent (25%) level up to a maximum of three hundred thousand dollars ($300,000) if the offering is fully subscribed. As with funds directed for Product Development, it is anticipated that the purchase price for any specific corporate acquisition will be a combination of cash and stock.

Under Net Proceeds, the Company plans to utilize approximately twenty per cent (20%) of the "Working Capital" allocation to develop, design and roll-out a professional user friendly web-site, incorporating all of the existing social media tools, multi-media and links to fully explain the Company's vision and to allow the user to access all aspects of the Company's planned operations, including product descriptions, graphics, video and all other informational tools available. The specific amount to be allocated to this project will be directly related to the total amount raised.

22

DILUTION

______

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of December 31, 2017 was a deficit of $(4,911,385) or $(0.001) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $27,000, $27,000, $27,000 and $27,000, respectively):

Percentage of shares offered that are sold	100%	75%	50%	25%

Number of Shares Sold	2,000,000,000	1,500,000,000	1,000,000,000	500,000,000

Price to the public charged for each share in this offering	$0.001	$0.001	$0.001	$0.001

Historical net tangible book value per share as of December 31, 2017 (1)	-$0.001	-$0.001	-$0.001	-$0.001

Total Number of Shares Outstanding after this Offering	6,587,922,087	6,087,922,087	5,587,922,087	5,087,922,087

Net Proceeds after this Offering (2)	$1,973,000	$1,473,000	$973,000	$473,000

Net Tangible Book Value Prior to Offering	-$4,911,385	-$4,911,385	-$4,911,385	-$4,911,385

Net Tangible Book Value After this Offering	-$3,023,483	-$3,523,483	-$4,023,483	-$4,523,483

Increase in net tangible book value per share attributable to new investors in this offering (2)	0.0005	0.0004	0.0003	0.0001

Net tangible book value per share, after this offering	-$0.0005	-$0.0006	-$0.0007	-$0.0009

Dilution per share to new investors	-$0.0005	-$0.0006	-$0.0007	-$0.0009

(1)	Based on net tangible book value as of December 31, 2018 of $(4,911,385) and 4,587,922,087 outstanding shares of Common stock as of December 31, 2017.

(2)	After deducting estimated offering expenses of $27,000.

23

DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by the board of directors. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;
•	our history and prospects and the history of and prospects for the industry in which we compete;
•	our past and present financial performance;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities markets at the time of this Offering;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
•	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Maximum Offering is not reached or, if it is reached, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

1. Receive, review, execute and deliver to us a subscription agreement; and

2. Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

24

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Overview

Sky440, Inc. (“Sky440,” the “Company” or the “Issuer”). There are no predecessors during the past five years. As of December 31, 2017, the Company’s planned principal operations have commenced at a minimal level, but there has been no significant revenue therefrom, and as a result Sky440 continues to be classified as a development stage company. The business descriptions contained herein represent to a great extent the plans for the Company going forward and do not represent any significant business operations as of December 31, 2017.

The primary objective of Sky440 is to develop two planned divisions: (i) a Products Development Division (the 'PD Division') and (ii) a Horticulture Development Division (the “HDD Division”).

In our PD Division, our primary focus and planning has been in the three general disciplines, including: (i) The planning to develop, manufacture, sell and service temporary portable housing units for the homeless; (ii) the planning to acquire and develop consumer ready products utilizing direct response; and (iii) the planning for product development including publishing, marketing and distribution to support the Company's planned product lines in both the PD and HDD divisions.

In our HDD Division, our focus has been in five areas: (i) the planning for the development, manufacturing, sales and servicing of the Grow Vessel product line; (ii) planning for future ancillary branded products and consulting services; (iii) planning for incorporation of modern technologies for the Company to provide compliance, payment processing, medical billing, information portals and other Internet-based services; (iv) planning for the future acquisition of real property; and (v) planning for the potential expansion internationally.

The Company intends that the PD Division will eventually assist the HDD Division in the planned branding, marketing and distribution of HDD Division products. Because the Company is in the embryonic stages of its desire to implement the PD and HDD Division’s business plans, failure to secure the required funding could prevent the Company from making any significant progress in seeing its plans come to fruition.

Recent Developments

Revenue

During fiscal year 2017, the Company did not generate any Gross Revenue. Expenses During fiscal year 2017, the Company incurred $74,248 in General and Administrative Expenses and $250,000 in payroll expense (deferred).

Net loss

The Company recorded a Net Loss of ($351,099) for fiscal year 2017.

Liquidity and Capital Resources

As of December 31, 2017, the Company had cash of $3.

25

Cash Flows

Operating Activities

The Company has been focused on development and has had no recent revenue.

Financing Activities

For the year ended December 31, 2017, the Company received $1,603 in financing, largely from its Chairman.

Convertible Notes Payable

As of December 31, 2017, the Company has a total of $789,468 in Convertible Notes Payable, including $517,662 in principal and $271,806 in accrued interest. Of the $517,662 in principal due, $301,762 is categorized as a current liability and $215,900 is categorized as a long-term liability. The Company did not convert any notes to common stock in fiscal year 2017.

Critical Accounting Policies and Estimates

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Included in these estimates are assumptions about collection of accounts receivable, impairment of intangibles, useful life of property and equipment, stock-based compensation, beneficial conversion of convertible notes payable, deferred income tax asset valuation allowances, and valuation of derivative liabilities.

Stock-Based Compensation

The Company records stock-based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock and stock option awards. This standard requires that such transactions be accounted for using a fair-value-based method.

Common and Preferred Stock Activity during Fiscal Year 2017

There were no common and or preferred stock issued during fiscal year 2017.

Subsequent Events

Common and Preferred Stock Activity during Fiscal Year 2018

Security Purchase Agreement

On March 7, 2018, the Company entered into a Securities Purchase Agreement with Sammy Khalil, a current shareholder of the Company who had previously purchased stock from the company between fiscal year’s 2014 and 2016. Under the terms of the Securities Purchase Agreement, in exchange for an investment of $5,000, Mr. Khalil will receive a 10% convertible note of the Company which converts into 100,000,000 shares of the Company’s $.0001 par value common stock and 1,000,000 shares of the Company’s $.001 par value Preferred C stock. The consideration date for this transaction is March 7, 2018. As of the date hereof, Mr. Khalil has not converted the note nor have the Preferred C shares been issued.

26

Common Share Cancellation

On March 14, 2018, Robert Atwell, the Company’s Chairman, cancelled 100,000,000 common shares issued to The Atwell Group. Following this cancellation, the total outstanding common shares was 4,487,922,087.

Preferred Stock Issuance and Cancellation

On March 15, 2018, the Company issued 1,000,000 shares of Class C Preferred Shares to Sammy Khalil in accordance with the terms and conditions of the Securities Purchase Agreement between the Company and Mr. Khalil dated as of March 29, 2016. Each share of Preferred C stock converts into 100 shares of the Company’s $.0001 par value common stock. Following this issuance, the total outstanding Preferred C shares was 1,000,000 shares outstanding. Preferred Share Conversion on March 19, 2018, Sammy Khalil elected to convert his 1,000,000 shares of Preferred C stock into 100,000,000 shares of the Company’s $.0001 par value common stock. The Preferred C shares were issued in accordance with the terms and conditions of the Securities Purchase Agreement between the Company and Mr. Khalil dated as of March 29, 2016. As a result of this conversion, the 1,000,000 shares of Preferred C stock were cancelled and returned to the treasury.

As of March 19, 2018, the total outstanding shares of Preferred C stock is 0.

Retirement of Debt

On March 20, 2018, the Company reached an agreement with noteholder George Wolfenden to issue Mr. Wolfenden restricted common shares of the Company’s $.0001 common stock to retire his note. As a result, Mr. Wolfenden will receive 20,145,000 restricted common shares priced at $.0002 per share for the $4,029 principal and interest amount of his note as of March 31, 2018. The consideration date for the debt is November 6, 2014.

Common Share Issuance

On March 20, 2018, the Company issued 100,000,000 restricted common shares to Sammy Khalil as a result of Mr. Khalil converting his 1,000,000 shares of Class C Preferred Shares into common stock. Each share of Preferred C stock converts into 100 shares of the Company’s $.0001 par value common stock. Following this issuance, the total outstanding common shares remained unchanged at 4,587,922,087. The Preferred C shares were issued in accordance with the terms and conditions of the Securities Purchase Agreement between the Company and Mr. Khalil dated as of March 29, 2016. The consideration date for the common shares issued as a result thereof is March 29, 2016.

Convertible Promissory Notes

On June 19, 2018, the Company issued a one (1) year note, in the aggregate of $5,500 for $5,000 in cash, to Empower Consulting LLC. The note carries interest at 12% per annum. The note converts to Fifty Percent (50%) of the lowest Trading Price during the twenty (20) trading day period prior to conversion. The total amount due on the note, including principal and interest, is $5,567 as of July 17, 2018.

On June 27, 2018, the Company issued a one (1) year note, in the aggregate of $10,000, for cash, to Tri-Bridge Ventures LLC. The note carries interest at 5% per annum. The note converts equal to the lesser of (i) the lowest price of any public offering of the Issuers Common Stock during the subsequent 24 months or (ii) Sixty Percent (60%) of the lowest Trading Price during the twenty (20) trading day period prior to conversion. The total amount due on the note, including principal and interest, is $10,027 as of July 17, 2018.

Non-Dilutive Shareholder Effect as of June 27, 2018

As a result of the issuances and cancellations, as of June 27, 2018, the total outstanding common shares of the Company remain unchanged from December 31, 2017 with 4,587,922,087 common shares outstanding.

27

BUSINESS

________

Sky440, Inc.

Sky440, Inc. (“Sky440,” “Sky,” “we,” “Issuer,” or the “Company”) was incorporated in Florida on August 22, 1997 and reincorporated in Nevada on August 21, 2001. Sky440, Inc. offices are located at 300 Spectrum Center Drive, Suite 400, Irvine, CA 92618. Our website is www.sky440.com, our telephone number is 1-855-759-4400 and our email address is info@sky440.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Our Business

_______

Sky440, Inc. (the “Company”) a development stage company with two planned divisions: (i) a Products Development Division (the “PD Division”) and (ii) a Horticulture Development Division (the “HDD Division”), is headquartered at 300 Spectrum Center Drive, Suite 400, Irvine California with a satellite office located at 7380 West Sand Lake Road, Suite 500, Orlando Florida 32819. As of December 31, 2017, the Company’s planned principal operations have commenced at a minimal level, but there has been no significant revenue therefrom, and as a result Sky440 continues to be classified as a development stage company.

The business descriptions contained herein represent to a great extent the plans for the Company going forward and do not represent any significant business operations as of December 31, 2017. In order to implement these plans, the Company must be able to secure the necessary funding. Failure to secure this funding could prevent the Company from making any significant progress in seeing its plans come to fruition. To date, The Company has not secured the necessary funding and as a result its planning has been curtailed to a minimal level. There can be no assurance that the Company will be successful in securing the required funding or that it will be able to implement the above described plans even if it does secure the funding necessary to proceed. Therefore, any potential investment and or purchase of the Company’s stock either in a private transaction and or through the public market should be considered an extremely high risk endeavor and the investor and or stock purchaser should be aware that his or hers’ potential investment could be a total loss if the Company is unable to fully implement its business plan and as a result the Company has no value and furthermore its stock has no value either at present or in the future.

PD Division

In our PD Division, our primary focus and planning has been in the three general disciplines, including: (i) The planning to develop, manufacture, sell and service portable housing units; (ii) the planning to acquire and develop consumer ready products utilizing direct response; and (iii) the planning for product development including publishing, marketing and distribution to support the Company's planned product lines. To achieve these results, the Company must be able to secure the necessary funding to fully implement these plans. To date, The Company has not secured the necessary funding and as a result the planning for the PD Division has been curtailed to a minimal level. There can be no assurance that the Company will be successful in securing the required funding or that it will be able to implement the above described plans even if it does secure the funding necessary to proceed. Therefore, any potential investment and or purchase of the Company’s stock either in a private transaction and or through the public market should be considered an extremely high risk endeavor and the investor and or stock purchaser should be aware that his or hers’ potential investment could be a total loss if the Company is unable to fully implement its business plan and as a result the Company has no value and furthermore its stock has no value either at present or in the future.

In our HDD Division, our focus has been in five areas: (i) the planning for the development, manufacturing, sales and servicing of the Grow Vessel product line; (ii) planning for future ancillary branded products and consulting services; (iii) planning for incorporation of modern technologies for the Company to provide compliance, payment processing, medical billing, information portals and other Internet-based services; (iv) planning for the future acquisition of real property; and (v) planning for the potential expansion internationally. To achieve these results, the Company must be able to secure the necessary funding to fully implement these plans. To date, The Company has not secured the necessary funding and as a result the planning for the HDD Division has been curtailed to a minimal level. There can be no assurance that the Company will be successful in securing the required funding or that it will be able to implement the above described plans even if it does secure the funding necessary to proceed. Therefore, any potential investment and or purchase of the Company’s stock either in a private transaction and or through the public market should be considered an extremely high risk endeavor and the investor and or stock purchaser should be aware that his or hers’ potential investment could be a total loss if the Company is unable to fully implement its business plan and as a result the Company has no value and furthermore its stock has no value either at present or in the future.

28

The PD Division has been planning the development a line of portable housing units utilizing many of the same raw materials and technology being planned for development in the Company’s HDD Grow Vessel product line in response to much needed temporary housing for homeless and other emergency situations where short term housing is called for. In addition, the Company is continuing its planning to eventually acquire and develop consumer-ready products and services with a focus on marketing and distribution through what is commonly known as direct marketing or direct response. The Company’s initial plan is to source and develop high-quality consumer products in the beauty, skincare, fashion, entertainment, wellness and technology categories. Product development are expected to be pursued via data analysis, market research, creative services, digital branding, customer engagement and marketing optimization. In addition, the PD Division will continue to emphasize assisting the Company in the marketing and distribution of its planned overall product line in both the PD and HDD Divisions.

To that extent, the Company intends that the PD Division will eventually assist the HDD Division in the planned branding, marketing and distribution of HDD Division products. Because the Company is in the embryonic stages of its desire to implement the PD Division’s business plan, failure to secure the required funding could prevent the Company from making any significant progress in seeing its plans come to fruition.

In our PD Division, our primary focus and planning has been in the three general disciplines disclosed above, including:

•	The planned development, manufacturing, sales and servicing of portable housing units;

•	Planned acquisition and development of consumer ready products utilizing direct response;

•	Planned product development including publishing, marketing and distribution to support the Company's product lines.

In our HDD Division, our primary focus and planning has been in the five general disciplines disclosed above, including:

•	The planned development, manufacturing, sales and servicing of our Grow Vessel product line;

•	Planned ancillary branded products and consulting services;

•	Planned compliance, payment processing, medical billing, information portals and other Internet- based services;

•	Planned acquisition of real property, including the leasing and purchase of real estate; and

•	Planned international opportunities, specifically in potential acquisitions of data related companies.

We are exploring potential acquisitions in the ancillary product side of the cannabis industry, including acquisition of companies that provide products or services geared towards patients and cannabis users. Furthermore, we are focusing on potential informational technology and services for the cannabis and related businesses, specifically in the areas described above. We are also planning to pursue potential land acquisitions in the states of Washington, California, Oregon, Colorado, Arizona and Nevada, where a key consideration will be discipline on price paid for such real estate assets, as recent speculation has caused significant price increases.

As companies emerge, grow and consolidate in the burgeoning yet nascent cannabis business landscape and as weaker market participants fail, we believe that there will be tremendous and continued potential to roll-up entities. A challenge to our acquisition strategy will be the rapid change in expectations of value (both upward and downward) driven by changes in legal environment and other factors affecting market perception. We have and will continue to abandon opportunities where management believes seller expectations to be unreasonable. Because the Company is in the early stages of its desire to implement the HDD Division’s business plan, failure to secure the required funding could prevent the Company from making any significant progress in seeing these plans come to fruition.

29

Principal Products or Services and their Markets

The Products Development Division (“PD”)

Our planned vision for the PD Division is to develop a line of portable housing units while continuing to develop through acquisitions and in-house development a consumer products business with a focus on direct marketing with both domestic and international distribution. The portable housing units being planned are expected to utilize many of the same raw materials and technology being planned in the Company’s HDD Grow Vessel expected product line. The addition of this product line in our planned PD Division is in response to much needed temporary housing for homeless and other emergency situations where short term housing is called for.

The Company’s initial plan for the consumer products business is to source and develop high-quality consumer products in the beauty, skincare, fashion, entertainment, wellness and technology categories. Product development is expected to be pursued via data analysis, market research, creative services, digital branding, customer engagement and marketing optimization.

To implement these plans, the Company must be able to secure the necessary funding to fully implement its business plan. Because the Company is in the embryonic stages of its desire to implement the PD Division business plan, failure to secure the necessary funding could prevent the Company from making any significant progress in seeing its plans come to fruition.

PD Principal Products

Portable Housing Overview

According to numerous media outlets, both local and national, including the New York Times, USA Today, Los Angeles Times and the Orange County Register, the homeless issue throughout the United States continues to be a major problem for local, state, regional and national housing authorities, municipalities and government agencies. These agencies and others are spending millions of dollars attempting to resolve the issue with little impact being achieved. The cost to build new permanent housing and or retrofit or rebuild existing properties specifically to address the homeless issue continues to escalate. In addition, when agencies are able to obtain the appropriate funding, in many cases it is too little too late, and at best addresses the needs of a very few, leaving the vast majority of homeless without a viable solution to their short- term housing needs. As a result, many remain on the street or live in their cars, sometimes with tragic consequences.

Our planned portable housing units expect to utilize many of the same raw materials and technology being planned in the Company’s HDD Grow Vessel product line as a response to the rapidly needed temporary housing for homeless and other emergency situations where short term housing is called for. These units are expected to house multiple families and can be easily relocated to appropriate locations as the need arises. According to the research we have done, we believe that the costs are expected to be substantially less than current temporary housing costs for the homeless, thereby expanding the agencies abilities to provide housing solutions for the homeless and allow the homeless to have a place to stay in a safe and secure environment. In order for this solution to be effective, once we have received the necessary funding to further develop these units, our plans will be subject to acceptance by the above-mentioned agencies and if that does not occur we could face substantial losses of our development spending and as a result would have to adjust our plans accordingly. If this would occur, it would have an adverse effect on the Company and our shareholders.

Further, in order to implement these plans, the Company must be able to secure the necessary funding to fully implement its business plan. Because the Company is in the embryonic stages of its desire to implement these plans, failure to secure the necessary funding could prevent the Company from making any significant progress in seeing its plans come to fruition.

Consumer Products Marketing Overview

As mentioned above, the Company’s initial plan for the consumer products business is to source and develop high-quality consumer products in the beauty, skincare, fashion, entertainment, wellness and technology categories. Product development is expected to be pursued via data analysis, market research, creative services, digital branding, customer engagement and marketing optimization. Direct marketing (also called direct response) is designed to generate an immediate response from consumers, where each consumer response (and purchase) can be measured and attributed to individual advertisements. This form of marketing is differentiated from other marketing approaches, primarily because there are no intermediaries such as retailers between the buyer and seller, and therefore the buyer must contact the seller directly to purchase products or services. Direct-response marketing is delivered through a wide variety of media, including television, radio, mail, print advertising, telemarketing, catalogues, and the Internet. In another word, it is multi-channel.

30

As stated above, direct marketing is multi-channel and interactive. A number of possible marketing channels are described below. The exact channel mix and timing of the campaign is decided upon with specific reference to the product being marketing and the preferences and characteristics of the target audience. The channel mix may change and develop over time.

On Line Marketing Any medium that can be used to deliver a communication to a customer can be employed in direct marketing, including sending marketing messages through email or email marketing. One reason for email marketing's popularity is that it is relatively inexpensive to design, test, and send an email message. It also allows marketers to deliver messages around the clock, and to accurately measure responses. According to the Direct Marketing Association, a leading industry trade group, with the expansion of digital technology and tools, direct marketing is increasingly taking place through online channels. Most online advertising is delivered to a focused group of customers and has a trackable response. Display ads are interactive ads that appear on the Web next to content on Web pages or Web services. Formats include static banners, pop ups, videos, and floating units. Customers can click on the ad to respond directly to the message or to find more detailed information. Social media sites, such as Facebook, Twitter and Instagram, also provide opportunities for direct marketers to communicate directly with customers by creating content to which customers can respond. Search engine optimized (“SEO”) sales funnels, i.e. custom built-websites often including video content and multiple levels of access, are another effective way to contact customers via social media.

Mobile

Through mobile marketing, marketers engage with prospective customers in an interactive manner through a mobile device or network, such as a cell phone, smart phone, or tablet. Types of mobile marketing messages include: (i) SMS (short message service): marketing communications sent in the form of text messages, and (ii) MMS (multi- media message service): marketing communications sent in the form of media messages.

Television and Radio

Direct marketing via television (commonly referred to as Direct Response Television or DRTV) has two basic forms: long form (usually half-hour or hour-long segments that explain a product in detail and are commonly referred to as infomercials) and short form, which refers to typical 30-second or 60-second commercials that ask viewers for an immediate response (typically to call a phone number on screen or to go to a website). DRTV marketing can be considered a form of direct marketing as responses are in the form of calls to telephone numbers given on-air. This allows marketers to reasonably conclude that the calls are due to a particular campaign and enables them to obtain customers’ phone numbers as targets for telemarketing.

Magazines and Newspapers

Magazine and newspaper ads often include a direct response call-to-action, such as a toll-free number, a coupon redeemable at a brick-and-mortar store, or a QR code that can be scanned by a mobile device – these methods are all forms of direct marketing, because they elicit a direct and measurable action from the customer.

Another form of direct marketing is insert media, i.e. marketing materials that are inserted into other communications, such as a catalog, newspaper, magazine, package, or bill. Co-op or shared mail, where marketing offers from several companies are delivered via a single envelope, is also considered insert media.

Out-of-Home Direct Marketing, Direct Selling and Couponing

Out-of-home direct marketing refers to a wide array of media designed to reach the consumer outside the home, including billboards, transit, bus shelters, bus benches, aerials, airports, in-flight, in-store, movies, college campuses and high schools, hotels, shopping malls, sport facilities, stadiums, and taxis – that contain a call-to action for the customer to respond.

Direct selling is the sale of products by face-to-face contact with the customer, either by having sales people approach potential customers in person, or through indirect means such as Tupperware parties.

Couponing is used in print and digital media to elicit a response from the reader. An example is a coupon, which the reader receives through the mail and takes to a store's check-out counter to receive a discount. Manufacturers and retailers make coupons available online for electronic orders that can be downloaded and printed. Digital coupons are available on company websites, social media outlets, texts, and email alerts.

31

Telemarketing

Another common form of direct marketing is telemarketing, in which marketers contact customers by phone. The most successful telemarketing service providers focus on generating more “qualified” leads that have a higher probability of getting converted into actual sales. Voicemail marketing emerged from the market prevalence of personal voice mailboxes, and business voicemail systems. Voicemail marketing presented a cost-effective means by which to reach people directly, by voice.

Direct Mail

The term direct mail is used to refer to communications sent to potential customers via the postal service and other delivery services. Direct mail is sent to customers based on criteria such as age, income, location, profession, buying pattern, etc. Bulk mailings are a particularly popular method of promotion for businesses operating in the financial services, home computer, and travel and tourism industries.

For decades, direct mail has been the workhorse of direct marketing. However, as technology advanced, marketers have migrated to far less expensive methods of contact like email, online advertising and search marketing.

Correspondingly, the total number of direct mail pieces has declined steadily as marketing budgets have moved to online channels.

There can be no guarantee that the Company will be successful in implementing some or any of the above strategies. Once the Company begins to market any one specific product, the failure to successfully launch that product, including the non-acceptance of the product in the marketplace, would have an adverse effect on the Company and its shareholders.

The HDD Division (“HDD”)

In our planned Horticulture Development Division (“HDD Division”), the Company expects to focus on the development, manufacturing, sales and servicing of the planned Grow Vessel product line, the potential future addition of ancillary branded products and possibly the ability to provide consulting services to the industry, future development of new technologies that prioritizes compliance, payment processing, medical billing, information portals and other Internet-based services, the future acquisition of real property and possible expansion into the international marketplace.

The planned product line is expected to be developed and marketed through the Company’s joint venture with Grow Tech LLP, a Houston, Texas based company is being done under the brand name “Grow Vessel”. Grow Vessel plans to use repurposed steel shipping containers converted to self-contained, insulated, bug free, pesticide free, heated, cooled, LED lighted growing facilities that can be managed from a computer or phone. The main areas Grow Vessel is focusing on includes providing the state-of-the-art grow containers to distributors and wholesalers who specialize in the planting and harvesting of fruits, vegetables and flowers and to distributors and wholesalers who specialize in the planting and cultivation of medical marijuana plants and flowers.

While the legal cannabis industry consumes most of the headlines when it comes to any type of horticulture activity, the planting and harvesting of fruits, vegetables and flowers remains the gold standard when it comes to world-wide demand and annualized sales and profits around the globe. Although the current economic state of the horticulture industry may evolve into a global structure where the legalized cannabis industry becomes the leading force in demand and annualized sales and profits, the demand and profitability involving the planting and harvesting of fruits, vegetables and flowers will continue to be a major component of the horticulture industry as a whole, and as a result it is incumbent on the management of Sky440 to fully embrace the need and potential opportunities from the production, sales and service of the Grow Vessel product line that embodies both major areas of the horticulture industry.

32

HDD Principal Products

Grow Vessel Product Line

Sky440 entered into a multi-year joint venture with Grow Tech LLP, a Houston, Texas based company (“Grow Tech”) that plans to build high tech growing environments using proprietary systems that incorporate the latest technology available. The product line being developed and marketed through this joint venture has the brand name “Grow Vessel”. Grow Vessel plans to use repurposed steel shipping containers converted to self-contained, insulated, bug free, pesticide free, heated, cooled, LED lighted growing facilities that can be managed from a computer or phone. This pod technology can include equipment to extract water from the outside air and power produced by a combination of solar and wind. The pods can be totally off the “Grid” and independent. Each of the pods requires only eight to ten hours of labor weekly. The pods are expected to be designed for growing horticulture products including medical marijuana all year without regard to weather, pollution and free from pests and diseases, off the grid. These crops have the potential to be harvested up to six times a year depending on the species and the grower.

The horticulture marketplace including the cannabis industry for both medical and recreational uses continues to expand. The never-ending demand for fresh locally grown product, including fruits, vegetables and cannabis, brings new opportunities for the Company. The use of high tech, proprietary growing environments created for fruits, vegetables and cannabis has made a great leap forward to become highly efficient while at the same time the demand for clean safe pesticide free product is increasing.

Some important features of the planned Grow Tech system include: Currently, each Pod requires between 8 and 10 hours of cultivating and harvesting per week. Solar and Wind Power Equipment may be stored inside Pods during violent weather. Battery power will last 24 to 48 hours. The Pods can be totally off the grid. They are water and weather proof and should be refurbished every three to five years. Each Pod will hold 96 plants. Each plant will produce 1.5 to 3 pounds per harvest depending on the species and grower. Plants can be harvested 4 to 6 times a year. Current crop specific lights produce a product with an estimated 25% higher THC count. The cost of the Pods depends on the equipment chosen by the customer as Grow Tech will customize within its parameters to meet the needs of individual growers. Grow Tech offers basic designs that include hot ballast lights and soil pot set-ups or the most modern set-ups using LED lighting and hydronic growing equipment. Grow Tech can also provide a plug-in system or take the Pod completely off the grid. Automation is also available at all levels on any type of set-up.

Grow Vessel: A Modular State-of-the-Art Growing System

A Grow Vessel container is a custom designed and highly engineered modular, stackable and mobile vertical production environment: a fully insulated shipping container that has been specifically modified to provide the optimum controlled vertical environment for growing a wide range of horticultural and agricultural products in all environments and climates. The results are a significantly higher yield in a shorter time than all conventional production methods. With a Grow Vessel container, it is now possible to grow almost anything, almost anywhere.

Each state-of-the-art Grow Vessel container is a mobile billboard, promoting its message with highly visible logos and graphics. It can be used as a mobile classroom, offering students the opportunity to learn more about controlled environment, technology-based production and sustainability with an added bonus of providing fresh healthy vegetables to those students. It is an educational tool and a mobile research center that provides an opportunity for technology-based production under many different circumstances, often difficult, including harsh climates and remote environments.

Each Grow Vessel container is outfitted with a self-contained adjustable aluminum rack system that can contain any number of vertical production and/or propagation levels. The number of levels is determined by the height requirements of the crop being produced. Each level of the rack system can contain an appropriate number of crop- specific LED fixtures. By combining these custom wavelength combinations, the LED lights can virtually alter the photosynthesis and/or photomorphogenesis response allowing controllable, predictable and more robust growth, resulting in higher yields in a shorter period of time than conventional production methods.

The commercial applications for our Grow Vessel product line include projects and purposes like outdoor climates that are too hot or too cold to grow most plants/fruits/vegetables and a controlled growing environment is required; where outdoor environments such as Africa are to inhospitable for growing of delicate plants and food due to lack of water; city dwellings where land is at a premium, these containers can be stacked and are portable; plant breeders that require controlled and sterile environments to eliminate pollen contamination; ability to grow all year around of seasonal plants that can only be harvested once a year naturally outdoors; commercial food and plant production, perfect and controlled growing environments can ensure harvest times are cut by 30-60% allowing a commercial orchid breeder to produce more plants within a year; educational and university plant testing laboratories for plant studies; and plant breeders and genetic cross breeding.

33

Ancillary Products

According to Marijuana Business Daily, one of the fastest growing areas is the ancillary business segment, which consists of firms that do not handle marijuana products but provide services for those who do. In this sector, the Company plans to focus on acquiring intellectual property, “disruptive technologies,” assets and scalable companies in the cannabis industry.

There continues to be significant development of intellectual properties for specific use in the marijuana industry, especially in data collection, demographics and direct to consumer product placement.

The Company is looking to acquire and exploit these types of intellectual properties, especially those that will enable the Company to build a strong foundation. Sky440 is also looking at acquiring “disruptive technologies”, which are comprised of new and forward-looking technologies that could have a significant impact on the industry, especially in the area of new product development, data collection and sell through technologies.

Further, the Company is searching for existing assets that can be acquired in order to enhance opportunities for Sky440, including assets such as existing small companies that would complement the Company’s planned operations, with an emphasis on companies that are scalable in the industry and that can be adaptable to the ever changing legal and regulatory environment.

Compliance, Payment Processing, Medical Billing & Information Portals New Technology

According to Marijuana Business Daily, the cannabis industry continues to grow in more than two-dozen states with medical marijuana laws and a handful that also legalized recreational use, including California, Colorado, Alaska, Washington and Oregon. Nevada’s newly approved cannabis industry already has a weed shortage after just two weeks of operation. Demand quickly outpaced supply.

According to Marijuana Business Daily, industry experts across several states have reported that bank accounts were often frozen, shut down or new account applications rejected outright if the financial institution caught any whiff of relation to the lucrative weed market.

Many banks who do work with cannabis businesses charge unusually high service fees. Congressman Ed Perlmutter reportedly estimated 40 percent of Colorado cannabis businesses don’t have bank accounts at all. As new technologies gain popularity, the cannabis industry is increasingly turning to alternative forms of payment.

Reducing cash stockpiles helps communities stay safe and the privacy features of digital wallets could help employees avoid discrimination from lenders. Several companies, including Sky440, are also exploring a variety of ways new technologies can also provide solutions across the supply chain. The company also plans to explore new technology applications for compliance, payment processing, medical billing, information portals and other Internet- based services. All things considered, new technologies could help the legal cannabis industry mature more rapidly in the upcoming months and years.

Real Property

The Company’s HDD Division real estate plan is to eventually purchase, develop, manage, lease and sell real property. The Company plans to serve the horticulture industry, including the medical marijuana marketplace, as a landlord and equipment supplier providing value-added state-of-art facilities and services. The Company’s planned real estate business is expected to include the acquisition and leasing of cultivation space and related facilities to licensed marijuana growers and retailers for their operations. Facilities will only be leased to tenants that comply and continue to comply with applicable licenses and other relevant laws and regulations.

The Company has been exploring properties that could be purchased and leased to licensed cannabis cultivators and retailers initially in Washington, California, Oregon, Colorado, Arizona and Nevada. These projects include the potential purchase and leaseback of existing, currently operating facilities, as well as proposed new construction projects. There can be no assurance that the Company will be able to complete any of these transactions.

34

The Company will continue to evaluate and consider the purchase of industrial commercial buildings that are in the designated zoned areas of municipalities. In addition, while the main focus is to attract cannabis related entities initially, the final use of these properties is not limited to the cannabis industry. In order to attract cannabis-related tenants to lease our properties, the Company’s HDD Division plans to renovate these spaces based on the requirements of the business and incorporate these additional costs into their lease. Additionally, the Company may facilitate these improvements by offering to consult on the build-out of their facility and/or capital based on the needs of the tenant, the term of the lease, and their business model.

Horticulture Industry Overview

According to Horticulture industry trade publications, the main segment of the horticulture industry consists of the production of fruits, vegetables and flowers. In today's world, people are very conscious about their diet and eating habits. A busy lifestyle and stressful work culture have pushed up the consumption of fruits and vegetables. Further, the floriculture industry is picking up pace due to the increasing demand for fresh flowers and several associated products. This has generated new opportunities for farmers and others working in the allied sectors of this industry. According to Horticulture industry trade publications, the processing, transportation, distribution and packing sectors associated with the horticulture industry continues to grow. The global fruit industry consists of the production and trade of bananas, semi-tropical fruits, citrus fruit, soft fruit, pommes and stone fruits.

This represents a significant opportunity for the Company and its plans to roll out the Grow Vessel product line. However, in order to implement these plans, the Company must be able to secure the necessary funding to fully implement its business plan. Because the Company is in the embryonic stages of its desire to implement the HD Division business plan, failure to secure the necessary funding could prevent the Company from making any significant progress in seeing its plans come to fruition.

Cannabis Industry Overview

In addition to main stream horticulture products, the Company’s planned product line in its HD Division is expected to also provide a unique growing structure for cannabis. Marijuana, also known as cannabis, is made from the dried leaves and flowers of the hemp plant, Cannabis sativa. The plant grows in many tropical climates; however, nowadays it can be cultivated by means of indoor technologies almost everywhere in the world. The main active ingredient of cannabis is delta-9-tetrahydro-cannabinol, commonly known as THC. The rapid legal emergence of this industry sector during the past few years represents a significant opportunity for the Company and its plans to roll out the Grow Vessel product line. However, in order to implement these plans, the Company must be able to secure the necessary funding to fully implement its business plan. Because the Company is in the embryonic stages of its desire to implement the HD Division business plan, failure to secure the necessary funding could prevent the Company from making any significant progress in seeing its plans come to fruition.

The federal law regarding marijuana in the U.S. allows state legislators to decide for themselves whether to prohibit marijuana or not. Many state authorities in the U.S. have allowed marijuana for medical use. In addition, more administrative districts are legalizing marijuana for recreational usage. As of December 31, 2017, there are nine states plus the District of Columbia in the U.S. in which the recreational use of marijuana is legal or the legalization is planned to be approved soon: Alaska, California, Colorado, Maine, Massachusetts, Nevada, Oregon, Washington, and Vermont.

According to Marijuana Business Daily, public opinion on legal marijuana in the United States has changed drastically since the early 2000s. Although marijuana use has long been considered a sign of delinquent behavior and socially objectionable, a survey conducted in October 2017 found that about 64 percent of Americans believed that marijuana should be legalized, a sign of the changing times. According to Marijuana Business Daily, as of 2016, over 118 million Americans claimed to have used marijuana at some point in their lifetime, or about one in three Americans. Among U.S. adults, the most common reasons for using marijuana are for relaxation, stress relief, and to better enjoy social experiences.

Because of these factors, the cannabis industry represents a significant opportunity for the Company and its plans to roll out the Grow Vessel product line. However, as stated previously herein, in order to implement these plans, the Company must be able to secure the necessary funding to fully implement its business plan. Because the Company is in the embryonic stages of its desire to implement the HD Division business plan, failure to secure the necessary funding could prevent the Company from making any significant progress in seeing its plans come to fruition.

Ancillary Products and ServicesThe Company’s HDD Division plans to potentially provide financing and general advisory services to approved and licensed horticulture operators for business development, facilities design and construction, cultivation and retail operations, marketing and the improvement and expansion of existing operations.

The services will include financing options for licensed or existing operators within the horticulture industry that require start-up, operating or expansion capital. The Company will also consider providing capital to potential tenants (see Real Property above) to refinance current debt, as long as they meet our underwriting criteria.

35

Additionally, the Company’s HDD Division plans to offer sale-and-leaseback financing arrangements with tenant purchase options. These types of financing solutions provide flexibility for tenants long-term, while capitalizing their operations.

The Company’s HDD Division plans to establish a network of real estate experts, including legal, licensing, construction and growing in order to provide consulting services to potential tenants in the horticulture industry trying to navigate the real estate/zoning process and/or regulatory environment.

In addition, the Company is exploring the next generation of back-end enterprise software for medical marijuana dispensaries. The Company plans to acquire and or develop software to handle everything from patient management to inventory control to checkout at point of sale.

Selected Regulatory and Other Issues

More banks are serving cannabis sector, but Cole Memo repeal threatens to slow progress

According to Marijuana Business Daily, the number of banks and credit unions actively serving the marijuana industry has jumped nearly 30% from a year ago. But U.S. Attorney General Jeff Sessions’ decision to repeal the Cole Memo may prevent further involvement by banking institutions looking to work with cannabis-related businesses.

According to the latest report issued by the Financial Crimes Enforcement Network (FinCEN), 400 depository institutions are providing services to marijuana businesses, up from just 51 in March 2014. Guidance outlined in a February 2014 FinCEN memo spurred the increased access to banking services, as it provided banks with a much- needed framework for how to work with clients in the marijuana industry. Generally speaking, the memo requires financial institutions to verify that marijuana companies are properly licensed by the state and to monitor any financial wrongdoing and report suspicious activity to regulators.

Although Sessions ripped up the Obama-era Cole Memo protections, banks and credit unions serving clients in the marijuana industry were not immediately affected by this decision – as the guidance outlined in the February 2014 FinCEN memo is completely separate from the Cole Memo.

However, the scrapping of the Cole Memo – combined with a top Treasury Department officials’ statement that the Trump administration is reviewing the FinCEN safeguards – has further muddied the water in a situation that was unclear to begin with.

Marijuana remains illegal under federal law and the risk – no matter how small – of losing a federal license or incurring some other punishment has proved too much for most financial service providers to stomach. Combined, there are over 11,000 banks and credit unions operating throughout the United States, meaning less than 4% of U.S.- based financial institutions are serving marijuana businesses. According to Marijuana Business Daily, many banks that do provide services to cannabis companies prefer to keep quiet about it, however, making it especially difficult for marijuana businesses to find a financial services provider. Financial institutions that knowingly provide banking services to cannabis businesses often charge a premium for their services. Banks account for the vast majority of financial institutions that serve cannabis businesses, with credit unions making up just a 25% share. This suggests that larger institutions have the resources needed to cater to the marijuana industry, given the regulatory hurdles involved with serving a sector that’s illegal under federal law. In fact, less than 30% of U.S. credit unions manage more than $100 million in assets, according to a report from the Credit Union National Association.

The Compassionate Access, Research Expansion, and Respect States Act (“CARERS Act”)

In March 2015, legislation was introduced in the U.S. Senate proposing to change federal law such that states could regulate medical use of cannabis without risk of prosecution. A key component of the proposed CARERS Act is to reclassify cannabis under the Controlled Substances Act to Schedule II, thereby changing the plant from a federally- criminalized substance to one that has recognized medical uses. There is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws.

Section 280E of the Federal Tax Code

In addition to the ongoing issues discussed throughout this filing, the one issue that has a direct effect on the cash flow of marijuana related businesses is the 1982 federal tax code amendment known as Section 280E, which denies tax credits or exemptions to businesses “trafficking” in controlled substances. As a result, cost of goods, advertising costs, employee salaries and rent are not deductible, resulting in almost all of the revenue being generated being subject to maximum taxation without the normal business deductibles.

36

FinCEN

The Financial Crimes Enforcement Network (“FinCEN”) provided guidance on February 14, 2014 about how financial institutions can provide services to cannabis-related businesses consistent with their Bank Secrecy Act (“BSA”) obligations. For purposes of the FinCEN guidelines, a “financial institution” includes any person doing business in one or more of the following capacities:

•	bank (except bank credit card systems);
•	broker or dealer in securities;
•	money services business;
•	telegraph company;
•	casino;
•	card club; and
•	a person subject to supervision by any state or federal bank supervisory authority.

In general, the decision to open, close, or refuse any particular account or relationship should be made by each financial institution based on a number of factors specific to that institution. These factors may include its particular business objectives, an evaluation of the risks associated with offering a particular product or service, and its capacity to manage those risks effectively. Thorough customer due diligence is a critical aspect of making this assessment.

In assessing the risk of providing services to a cannabis-related business, a financial institution should conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its cannabis-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus recreational customers); (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available.

As part of its customer due diligence, a financial institution should consider whether a cannabis-related business implicates one of the FinCen priorities or violates state law. This is a particularly important factor for a financial institution to consider when assessing the risk of providing financial services to a cannabis-related business.

Considering this factor also enables the financial institution to provide information in BSA reports pertinent to law enforcement’s priorities. A financial institution that decides to provide financial services to a cannabis-related business would be required to file suspicious activity reports.

Competition

Although the main business of the Company is focused on an industry segment that is still in its infancy, there are several other companies whose business plans incorporate shipping containers that have been modified for hydroponic grow operations or pre-designed can pods, albeit with different strategies than those of Sky440.

Furthermore, as of the date of this report, Sky440’s housing pod configuration has not yet seen any competitors, although that scenario will ultimately change as more focus is put on the homeless problem throughout the United States and internationally.

These current competitors include GreenTech Agro’s Growtainer, WeedBiz, Delta 9, Tow and Grow, Grow Trucks, CannaPods, Grow Pod, Freight Farms, Modular Farms, Moveable Container Storage, Gateway Containers, The Farmery, Saf-T-Box and Square Roots.

37

In addition, there are many other companies, both private and public, that are in the horticulture and cannabis industry and which are direct competition to our Company. Many of these companies provide similar products and/or services, such as real estate, including shared workspace, data information, equipment leasing and consulting services. In the future the Company fully expects that many other companies will recognize the value of ancillary businesses serving the cannabis industry and enter into the marketplace as competitors.

The cannabis industry in the United States is highly fragmented, rapidly expanding and evolving. The industry is characterized by new and potentially disruptive or conflicting legislation propounded on a state-by-state basis. Our competitors may be local or international enterprises and may have financial, technical, sales, marketing and other resources greater than ours. These companies may also compete with us in recruiting and retaining qualified personnel and consultants.

Our competitive position will depend on our ability to attract and retain qualified consultants and advisors with industry depth, and talented managerial, operational and other personnel. Our competitive position will also depend on the Company’s ability to develop and acquire effective proprietary products and solutions, personal relationships of our executive officers and directors, and our ability to secure adequate capital resources. We will compete to attract and retain customers of our services. We expect to compete in this area on the basis of price, regulatory compliance, vendor relationships, usefulness, availability, and ease of use of our planned services.

To achieve competitive results, the Company must be able to secure the necessary funding to fully implement its plans. To date, The Company has not secured the necessary funding and as a result the planning for implementation of the Company’s business plans have been curtailed to a minimal level. There can be no assurance that the Company will be successful in securing the required funding or that it will be able to implement the above described plans even if it does secure the funding necessary to proceed. Therefore, any potential investment and or purchase of the Company’s stock either in a private transaction and or through the public market should be considered an extremely high risk endeavor and the investor and or stock purchaser should be aware that his or hers’ potential investment could be a total loss if the Company is unable to fully implement its business plan and as a result the Company has no value and furthermore its stock has no value either at present or in the future.

Seasonality

We do not expect material seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions

Facilities

The Issuer shares approximately two hundred square feet of modern office space in Irvine, California and in Orlando, Florida on an as needed basis. The Issuer’s physical space requirements are limited due to operational parameters, which necessitate minimal desk, computer and storage space. The issuer has no on-site inventory or retail operational requirements.

Employees

As of December 31, 2017, we had one full time employee and one part time employee, including officers and directors. Additional personnel are brought in in a project by project basis. The Company’s goal is to minimize overhead costs so that the majority of available resources can be devoted to product development, distribution, marketing and sales. We believe that we have been successful in attracting experienced and capable personnel. All our employees have entered agreements with us requiring them not to compete or disclose our proprietary information. Our employees are not represented by any labor union. We believe that relations with our employees are excellent.

38

MANAGEMENT

______

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of December 31, 2017:

Approximate hours per week for part-time employees

Name and Principal Position	Age	Term of Office	Approximate per week for Part-Time Employees
Robert Atwell – Chairman, President and Chief Executive Officer	64	Since September 2008	50

Robert P. Atwell -- Chairman, President and Chief Executive Officer

Mr. Atwell has been Chairman, President and Chief Executive Officer and the majority stockholder of the Company since September 2, 2008. He has guided Sky440 through its transformation as a development stage company into its current status as publicly traded company with two planned divisions including a Products Development Division and a Horticulture Development Division. Mr. Atwell is also the President of The Atwell Group, which has provided funding for the operation of the Company since 2008. The Atwell Group encompasses several companies that Mr. Atwell has been affiliated with since 1978. Mr. Atwell’s private companies specialize in taking small companies public, securing and implementing assignments for a variety of agencies and corporations including general business consulting, corporate restructuring, mergers and acquisitions, corporate investigations and securities administration. In addition, Mr. Atwell is the Chairman of Camelot Entertainment Group, Inc., which is in the business of producing and distributing feature films. A versatile, action-oriented project driven executive with over forty years of increasingly responsible executive positions specializing in independent projects in the motion picture industry, Mr. Atwell began his career in the entertainment business in 1971, working initially in television and independent film before establishing Camelot Films® in 1978. Mr. Atwell has been involved in all phases of feature film production, including research and development, acquisitions, packaging, financing, budgeting and forecasting, writing, casting, pre-production, physical production, post-production, domestic and foreign distribution, sales & marketing, publicity, insurance, completion bonding, syndication, corporate, legal, union negotiation, contract enforcement, product placement and promotion. Mr. Atwell has attended Pasadena City College (California), Amarillo College (Texas), Texas Tech University (Texas), University of Texas at El Paso (Texas), University of Maryland (Maryland), National University (California), California State University Los Angeles (California) and has taken courses at the University of California Los Angeles (California) and the University of Southern California (California).

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

EXECUTIVE COMPENSATION

______

Employment Agreements

Mr. Atwell has entered into an employment agreement with the Company for a term of five years. Pursuant to his employment agreements, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. They may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

39

The following table represents information regarding the total compensation our officers and directors of the Company as of December 31, 2017:

Name and Principal Position	Cash Compensation	Other Compensation	Total Compensation
Robert Atwell – Chairman (1)	$0.00	$250,000	$250,000
Total	$0.00	$250,000	$250,000

(1) Mr. Atwell’s annual consideration has been accrued and deferred.

Stock Options

Our stockholders have approved our 2018 Stock Option Plan, as previously adopted by our Board of Directors (the "Plan"). Under this Plan, our officers, directors, and/or key employees and/or consultants can receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 100,000,000 shares of our Common Stock. To date, no options have been issued. Third party control stockholders who are officers, directors, and/or key employees and/or consultants are not eligible for such options.

With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted. The Plan requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company or engages in or is involved with any business similar to ours, such option holder's incentive options immediately terminate.

Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000. No such options have yet been issued.

Bonus Plan for Executive Officers

Our Board of Directors established an annual Bonus Plan for Executive Officers (the “Bonus Plan.”) Under the Bonus Plan, a Committee of the Board of Directors sets performance targets for key employees who are or may become executive officers. Such executives are eligible for a bonus only if they meet the performance standards set in advance by the Committee. Aggregate bonuses may not exceed ten percent of income before taxes and bonuses may not exceed $1 million per employee.

Management Stock Option Plan

Our Board of Directors has adopted a Management Stock Bonus Plan. The Plan provides that the Company shall establish a reserve of 100,000,000 shares of Common Stock to be awarded to eligible salaried officers and directors. The Management Stock Bonus Plan Committee, composed of not less than three members, administers the Plan. The Board of Directors must review actions of the Committee. The Plan awards restricted stock to key executives. During the restricted period, the owner of the stock may not transfer the stock without first offering the Company the opportunity to buy back the stock at its issue price. In the first year of the restriction period, the Company has the right to buy back all of the awarded stock. In the second year, the Company has the right to buy back 75% of the awarded stock. After two years and until the end of the restriction period, a maximum of three years, the Company has the right to buy back 50% of the awarded stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

40

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Legal/Disciplinary History

None of Sky440, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Sky440, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Sky440, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Sky440, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of one member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

41

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

PRINCIPAL STOCKHOLDERS

______

The following table gives information on ownership of our securities as of March 31, 2018. The following lists ownership of our Preferred and Common Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Preferred A Shares

Owner	Shares Owned	Percentage of Total Outstanding
Robert P. Atwell and affiliates 300 Spectrum Center Drive Suite 400 Irvine, CA 92618	6,800,000	96.00%

Preferred B Shares

Owner	Shares Owned	Percentage of Total Outstanding
Robert P. Atwell and affiliates 300 Spectrum Center Drive Suite 400 Irvine, CA 92618	5,100,000	98.00%

Preferred C Stock

No Preferred C Stock has been issued.

Name (1)	Common Stock	Percentage of Total Common Outstanding (2)	Percentage of Common Stock Outstanding Assuming All Shares Offered are Sold (3)
Robert P. Atwell and affiliates 300 Spectrum Center Drive Suite 400 Irvine, CA 92618	226,372,441	5%
All officers and directors	226,372,441	5%

(1) The address for all shareholders is c/o Sky440, Inc., 300 Spectrum Center Drive, Suite 300, Irvine, CA 92618.

(2) Based on a total of 4,587,922,087,000 shares outstanding as of June 27, 2018.

(3) Assumes all shares offered are sold.

42

DESCRIPTION OF SECURITIES

______

The Common Stock

We are authorized to issue 6,950,000,000 shares of Common Stock, $0.0001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 50,000,000 shares of Preferred Stock, $0.001 par value. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Nevada Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. To date, no such Preferred Stock has been issued.

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to:

(a) the rate of dividend;

(b) whether the shares may be called and, if so, the call price and the terms and conditions of call;

(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;

(d) sinking fund provisions, if any for the call or redemption of the shares;

43

(e) the terms and conditions, if any, on which the shares may be converted;

(f) voting rights; and

(g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

CLASS A CONVERTIBLE PREFERRED STOCK

We have designated 10,000,000 shares of Class A Convertible Preferred Stock, par value $0.001 per share (the "Class A Stock").

The Class A Stock ranks, as to dividends and upon Liquidation senior and prior to the Corporation's common stock, par value $0.0001 per share (the "Common Stock") and junior to all other classes or class of Preferred Stock issued by the Corporation.

The holders of shares of Class A Stock have no dividend rights except as may be declared by the Board of Directors of the Corporation in its sole and absolute discretion, out of funds legally available for that purpose.

With respect to rights on Liquidation, the Class A Stock shall rank senior and prior to the Corporation's Common Stock and Class C Preferred Stock and junior to Class B series of Preferred Stock issued by the Corporation.

In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a "Liquidation"), the sole participation to which the holders of shares of Class A Stock then outstanding (the "Class A Stockholders") shall be entitled, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, to receive, before any payment shall be made to the holders of Common Stock and Class C Preferred Stock but prior to any other class or series of Preferred Stock ranking on Liquidation senior to such Class A Stock, an amount per share equal to $1.00.

Each share of the Class A Stockholders shall be entitled to 100 votes on any matters requiring a shareholder vote of the Corporation.

Holders of Class A Convertible Preferred Stock shall have the right to convert any or all of their Class A Convertible Preferred stock into 20 shares of Common Stock for which share of Class A Convertible Preferred Stock held.

CLASS B CONVERTIBLE PREFERRED STOCK

We have designated 10,000,000 shares of Class B Convertible Preferred Stock, par value $0.001 per share (the "Class B Stock").

The Class B Stock ranks, as to dividends and upon Liquidation senior and prior to the Corporation's common stock, par value $0.0001 per share (the "Common Stock") and senior to all other classes or class of Preferred Stock issued by the Corporation.

44

The holders of shares of Class B Stock have no dividend rights except as may be declared by the Board of Directors of the Corporation in its sole and absolute discretion, out of funds legally available for that purpose.

With respect to rights on Liquidation, the Class B Stock shall rank senior and prior to the Corporation's Common Stock and senior to all other classes or series of Preferred Stock issued by the Corporation.

In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a "Liquidation"), the sole participation to which the holders of shares of Class B Stock then outstanding (the "Class B Stockholders") shall be entitled, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, to receive, before any payment shall be made to the holders of Common Stock but prior to any other class or series of Preferred Stock ranking on Liquidation senior to such Class B Stock, an amount per share equal to $1.00.

Each share of the Class B Stockholders shall be entitled to vote on any matters requiring a shareholder vote of the Corporation.

Holders of Class B Convertible Preferred Stock shall have the right, once the thirty-day moving average price of the Common Stock is at or exceeds one cent per share to convert any or all of their Class B Convertible Preferred stock into ten shares of Common Stock for which share of Class B Convertible Preferred Stock held.

Should the Corporation enter into any merger, consolidation, combination or other transaction in which the outstanding shares of Common Stock are changed or exchanged into stock or other securities, cash and/or any other property then each share of Class B Convertible Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 10 shares of the Corporation's Common Stock into which or for which each share of Common Stock is changed or exchanged.

CLASS C CONVERTIBLE PREFERRED STOCK

We have designated 10,000,000 shares of Class C Convertible Preferred Stock," par value $.001 per share (the "Class C Stock").

The Class C Stock ranks, as to dividends and upon Liquidation senior and prior to the Corporation's common stock, par value $0.0001 per share (the "Common Stock") and junior to all other classes or class of Preferred Stock issued by the Corporation.

The holders of shares of Class C Stock have no dividend rights except as may be declared by the Board of Directors of the Corporation in its sole and absolute discretion, out of funds legally available for that purpose.

With respect to rights on Liquidation, the Class C Stock shall rank senior and prior to the Corporation's Common Stock and junior to all other classes or series of Preferred Stock issued by the Corporation.

In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a "Liquidation"), the sole participation to which the holders of shares of Class C Stock then outstanding (the "Class C Stockholders") shall be entitled, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, to receive, before any payment shall be made to the holders of Common Stock but prior to any other class or series of Preferred Stock ranking on Liquidation senior to such Class C Stock, an amount per share equal to $0.10.

Voting. The Class C Stockholders shall not be entitled to vote on any matters requiring a shareholder vote of the Corporation.

Conversion. Any Class C Stockholder shall have the right upon demand to convert any or all of its Class C Stock into 100 shares of fully paid and nonassessable shares of Common Stock for each share of Class C Stock so converted, subject to subsequent Common Stock restructuring. In any event, holders of Class C Stock will have the right to convert as described in this Section 6 upon an initial or secondary public offering of Common Stock by the Corporation or in the event of a change in control as defined in the Rules and Regulations of the Securities and Exchange Commission.

45

Nevada Anti-takeover Law

Certain provisions of Nevada law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Nevada law set forth below does not purport to be complete and is qualified in its entirety by reference to Nevada law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of our Series A Convertible Preferred Stock if the option to acquire such shares is exercised would impede a business combination by the voting and conversion rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock.

Under Nevada law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation’s shareholders in any takeover matter but may also, in his discretion, may consider any of the following:

(i)	The interests of the corporation’s employees, suppliers, creditors and customers;

(ii)	The economy of the state and nation;

(iii)	The impact of any action upon the communities in or near which the corporation’s facilities or operations are located;

(iv)	The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v)	Any other factors relevant to promoting or preserving public or community interests.

Because our Board of Directors is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our shareholders, our board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which such shareholders might receive a premium for their stock over the then market price of such stock. Our board presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Nevada’s “Acquisition of Controlling Interest” statute applies to Nevada corporations that do business in the State of Nevada directly or through an affiliate and which have 200 or more stockholders of record (at least 100 of which have record addresses in Nevada), unless the articles of incorporation or bylaws specifically provide otherwise. If applicable, this statute generally provides that any person acquiring certain statutorily defined “control” percentages (20%, 33.3% or a majority) of a corporation’s outstanding shares in the secondary market is not entitled to vote those “control shares” unless a majority of the other stockholders elects to restore such voting rights in whole or in part.

Nevada Corporation Law generally provides that a Nevada corporation which has not “opted out” of coverage by this section in the prescribed manner, such as the Company, may not engage in any “combination” with an “interested stockholder” for a period of two years following the date that the stockholder became an “interested stockholder” unless prior to that time the Board of Directors of the corporation approved either the “combination” or the transaction which resulted in the stockholder becoming an “interested stockholder.”

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

46

SECURITIES OFFERED

______

Current Offering

Sky440, Inc. (“Sky440, Inc.,” “We,” or the “Company”) is offering up to $2,000,000 total of Securities, consisting of Class A Common Stock, $0.0001 par value (the “Common Stock” or collectively the “Securities”).

The Common Stock

We are authorized to issue 6,950,000,000 shares of Common Stock, $0.0001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent

Our transfer agent is First American Transfer Company, 4747 N. 7th Street, Suite 170, Phoenix, Arizona 85014, Phone: (602) 485-1346, website www.firstamericanstock.com. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or
•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

47

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by John E. Lux, Esq. of Washington, D.C.

EXPERTS

______

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

48

Sky440, Inc.

300 Spectrum Center Drive, Suite 400

Irvine, California 92618

SKY440, INC.

UPDATED UNAUDITED

FINANCIAL STATEMENTS & BALANCE SHEET

FOR THE YEARS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016

F-1

SKY440, Inc.

Fiscal Years 2017 & 2016 BALANCE SHEETS

(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash	$3	$27
Total current assets	3	27

Fixed and intangible assets:
Trademarks	–	25,000
Entertainment properties	–	20,000
Total fixed and intangible assets	–	45,000

Total other assets	–	–

Total assets	$3	$45,027

LIABILITIES AND STOCKHOLDERS DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$87,802	$16,181
Accrued interest	271,806	236,444
Accrued compensation	1,156,015	906,015
Loans from related party	20,626	19,023
Notes payable	301,762	294,262
Total current liabilities	1,838,011	1,471,925

Long-term liabilities:
Notes payable - long term (net of debt discount of $101,560 and $148,049 respectively)	114,340	74,351
Long term liability contingency	–	100,000
Total long-term liabilities	114,340	174,351

Total liabilities	1,952,351	1,646,276

Commitments and contingencies	–	–

Stockholders' deficit
Preferred A stock - $0.001 par value, authorized - 10,000,000 shares; 6,800,000 issued and outstanding, respectively	6,800	6,800
Preferred B stock - $0.001 par value, authorized - 10,000,000 shares; 5,100,000 issued and outstanding, respectively	5,100	5,100
Preferred C stock - $0.001 par value, authorized - 10,000,000 shares; 0 issued and outstanding, respectively	–	–
Common stock - $0.0001 par value; 6,950,000,000 shares authorize; issued and outstanding 4,587,922,087 and 4,587,922,087 shares, respectively	458,792	458,792
Additional paid-in capital	2,488,345	2,488,345
Accumulated deficit	(4,911,385)	(4,560,286)
Total stockholders' deficit	(1,952,348)	(1,601,249)

Total liabilities and stockholders' deficit	$3	$45,027

See accompanying notes to the financial statements

F-2

SKY440, Inc.

Fiscal Years 2017 & 2016

STATEMENTS OF OPERATIONS

(Unaudited)

	December 31, 2017	December 31, 2016

Revenues	$–	$15,000

Cost of Sales
Cost of goods sold	–	–

Gross profit	–	15,000

Operating expenses:
General and administrative	74,248	64,983
Payroll expense	250,000	217,500
Impairment of Trademark Valuation	25,000	–
Impairment of Entertainment Properties	20,000	–
Gain from Impairment of LT Liability Contingency	(100,000)	–
Total operating expenses	269,248	282,483

Loss from operations	(269,248)	(267,483)

Other Income / (Expense):
Interest expense	(35,362)	(34,788)
Amortization of debt discount	(46,489)	(46,488)
Total other income / (expense)	(81,851)	(81,276)

Net profit applicable to common stock holders	$(351,099)	$(348,759)

Per share data
Basic and diluted loss per Preferred A Share	$(0.05)	$(0.05)
Basic and diluted loss per Preferred B Share	$(0.07)	$(0.07)
Basic and diluted loss per Preferred C Share	$–	$–
Basic and diluted loss per Common Share	$(0.00)	$(0.00)

Weighted average number of Preferred A Shares outstanding	6,800,000	6,800,000
Weighted average number of Preferred B Shares outstanding	5,100,000	5,100,000
Weighted average number of Preferred C Shares outstanding	–	–
Weighted average number of Common Shares outstanding	4,587,922,087	4,587,922,087

See accompanying notes to the financial statements

F-3

SKY440, Inc.

Fiscal Years 2017 & 2016

STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Unaudited)

	Preferred A Stock ($0.001 par value)		Preferred B Stock ($0.001 par value)		Preferred C Stock ($0.001 par value)		Common Stock ($0.0001 par value)		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2015	6,800,000	$6,800	5,100,000	$5,100	–	$–	3,262,922,087	$326,292	$2,529,770	$(4,211,526)	$(1,343,565)

Issuance of stock for:
Conversion of loans	–	–	–	–	–	–	1,325,000,000	132,500	(55,925)	–	76,575
Adjustment of prior years' paid-in capital	–	–	–	–	–	–	–	–	14,500	–	14,500
Net loss		–	–	–	–	–	–	–	–	(348,759)	(348,759)

Balance, December 31, 2016	6,800,000	6,800	5,100,000	5,100	–	–	4,587,922,087	458,792	2,488,345	(4,560,286)	(1,601,249)
Net loss		–	–	–	–	–	–	–	–	(351,099)	(351,099)

Balance, December 31, 2017	6,800,000	$6,800	5,100,000	$5,100	–	$–	4,587,922,087	$458,792	$2,488,345	$(4,911,385)	$(1,952,348)

See accompanying notes to the financial statements

F-4

SKY440, Inc.

Fiscal Years 2017 & 2016

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the years ended
	December 31, 2017	December 31, 2016
Cash flows from operating activities:
Net profit (loss)	$(351,099)	$(348,759)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	46,489	46,488
Impairment of trademark valuation	25,000	–
Impairment of entertainment properties	20,000	–
Impairment of long term liability contingency	(100,000)	–
Changes in operating asset and liability account balances:
Accrued compensation	250,000	241,511
Accrued interest	35,362	47,360
Accounts payable and accrued expenses	81,621	2,199
Total adjustments	358,472	337,558

Net cash used in operating activities	7,373	(11,201)

Net cash used in investing activities	–	–

Cash flows from financing activities:
Proceeds from affiliate loans	1,603	–
Payments of affiliate loans	(16,500)	(6,977)
Proceeds from notes payable	7,500	16,928
Net cash provided by financing activities	(7,397)	9,951

Net increase (decrease) in cash	(24)	(1,250)

Cash at beginning of year	27	1,277
Cash at end of year	$3	$27

Supplemental Schedule of Cash Flow Information:
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

Supplemental Schedules of Noncash Investing and Financing Activities:
Conversion of notes payable and accrued interest into common stock	$–	$76,562
Common stock cancellation and retirement	$–	$–

See accompanying notes to the financial statements

F-5

SKY440, Inc.

Updated Notes to Consolidated Financial Statements

For the Years Ended December 31, 2017 and 2016

1.     Organization and Nature of Operations

Sky440, Inc. (the “Company” or “Sky440”), a Nevada corporation, was incorporated in Nevada on August 22, 2001. It was originally incorporated in Florida on August 22, 1997 prior to being merged with the Nevada entity in 2001. Sky440 is a development stage company with two planned divisions: (i) a Products Development Division (the 'PD Division') and (ii) a Horticulture Development Division (the 'HDD Division'). The Company is headquartered at 300 Spectrum Center Drive, Suite 400, Irvine California with a satellite office located at 7380 West Sand Lake Road, Suite 500, Orlando Florida 32819.

As of December 31, 2017, the Company’s planned principal operations have commenced at a minimal level, but there has been no significant revenue therefrom, and as a result Sky440 continues to be classified as a development stage company and therefore the Company is not and has never been a shell company. The business descriptions contained herein represent to a great extent the plans for the Company going forward and do not represent any significant business operations as of December 31, 2017. In order to implement these plans, the Company must be able to secure the necessary funding. Failure to secure this funding could prevent the Company from making any significant progress in seeing its plans come to fruition. To date, The Company has not secured the necessary funding and as a result its planning has been curtailed to a minimal level. There can be no assurance that the Company will be successful in securing the required funding or that it will be able to implement the above described plans even if it does secure the funding necessary to proceed. Therefore, any potential investment and or purchase of the Company’s stock either in a private transaction and or through the public market should be considered an extremely high risk endeavor and the investor and or stock purchaser should be aware that his or hers’ potential investment could be a total loss if the Company is unable to fully implement its business plan and as a result the Company has no value and furthermore its stock has no value either at present or in the future.

During the fourth quarter of 2017, the Company brought its fillings current with the State of Nevada and with OTC Markets as part of the process to regain its current reporting status with OTC Markets. This process included bringing all fees current with both the State of Nevada and with OTC Markets, the filing of historical and current financial statements and the filing of historical and current summary reports on the Company’s operations, including the filing of amendments to the original filings as a result of comments received from OTC Markets. This process has continued with the filing of this updated Annual Report and the revised and updated Financial Statements and Notes to Financial Statements to comply with OTC comments for the twelve months ended December 31, 2017 and December 31, 2016.

The Company has not authorized, contracted or otherwise engaged in any type of stock promotion. The Company has not contracted with or engaged officially or unofficially any investor relations company and or individual on behalf of the Company’s stock. The Company has not conducted any misleading and or manipulative campaigns relating to the Company’s stock. The Company has not done business with any unknown third-party consultants and or investors during the time period covered in this Annual Report. The Company did not issue any stock during fiscal year 2017. The Company has not entered into any agreements with toxic financiers and entered into any death spiral financing during fiscal year 2017. The Company has not paid anyone, directly or indirectly through an intermediary, to publish or publicize articles about its stock. The Company is not aware of any type of promotion conducted without the Company's permission.

F-6

Even though the Company has been forced to curtail many of its activities until the getting current status is fully resolved, it remains steadfast in its desire to implement its business plan. The ultimate vision for the Company is a fully integrated operational structure where the two divisions work closely together in support of their respective objectives. Both of the Company's divisions are planning to grow through acquisitions, development and roll out of its product lines, product branding and development, sales and services, compliance, payment processing, medical billing and other service related products. To achieve these results, the Company must be able to secure the necessary funding to fully implement its business plan. Because the Company is in the embryonic stages of its desire to implement the business plan, failure to secure the necessary funding could prevent the Company from making any significant progress in seeing its plans come to fruition.

In our PD Division, our primary focus and planning has been in the three general disciplines, including: (i) The planning to develop, manufacture, sell and service portable housing units; (ii) the planning to acquire and develop consumer ready products utilizing direct response; and (iii) the planning for product development including publishing, marketing and distribution to support the Company's planned product lines. To achieve these results, the Company must be able to secure the necessary funding to fully implement these plans. To date, The Company has not secured the necessary funding and as a result the planning for the PD Division has been curtailed to a minimal level. There can be no assurance that the Company will be successful in securing the required funding or that it will be able to implement the above described plans even if it does secure the funding necessary to proceed.

Therefore, to further emphasize the high risk nature of the Company as of the date of this filing, any potential investment and or purchase of the Company’s stock either in a private transaction and or through the public market should be considered an extremely high risk endeavor and the investor and or stock purchaser should be aware that his or hers’ potential investment could be a total loss if the Company is unable to fully implement its business plan and as a result the Company has no value and furthermore its stock has no value either at present or in the future.

In our HDD Division, our focus has been in five areas: (i) the development, manufacturing, sales and servicing of the Grow Vessel product line; (ii) ancillary branded products and consulting services; (iii) compliance, payment processing, medical billing, information portals and other Internet-based services; (iv) real property; and (v) international. To achieve these results, the Company must be able to secure the necessary funding to fully implement these plans.

In 2009, management decided that it needed to refocus the direction of the Company and develop a business model that would encompass the wide variety of endeavors that Sky440 had been involved in while simplifying its structure and direction. This decision would eventually lead the Company to its current two-division structure, which establishes a clear and focused direction for Sky440, encompassing its past while adjusting to the rapidly changing technological environment of today’s business world.

On March 30, 2016, the Company announced that it had entered into a joint venture agreement with Houston, Texas based Advantage Underwriters Services, Inc. and its Grow-Tech LLP division to manufacture and distribute state of the art customized grow containers through the Company’s planned HD Division. Highly engineered modules that allow for a wide range of horticulture and agriculture products, these specially designed and constructed insulated shipping containers provide a state-of-the- art modular and mobile vertical production environment that have been re-engineered to provide the optimum controlled environment for growing horticultural and agricultural products in any environment. Designed for growing crops all year without regard to weather, pollution and free from pests and diseases while being completely off the grid, these 40-foot and the new 53-foot containers use proprietary systems that incorporate the latest technology available.

The PD Division has been developing a line of portable housing units utilizing many of the same raw materials and technology being developed in the Company’s HDD Grow Vessel product line in response to much needed temporary housing for homeless and other emergency situations where short term housing is called for. In addition, the Company is continuing efforts to acquire and develop consumer-ready products and services with a focus on marketing and distribution through what is commonly known as direct marketing or direct response. The Company’s initial plan is to source and develop high-quality consumer products in the beauty, skincare, fashion, entertainment, wellness and technology categories. Product development are expected to be pursued via data analysis, market research, creative services, digital branding, customer engagement and marketing optimization. In addition, the PD Division will continue to emphasize assisting the Company in the marketing and distribution of its planned overall product line in both the PD and HDD Divisions. To that extent, the Company intends that the PD Division will assist the HDD Division in the branding, marketing and distribution of HDD Division products. Because the Company is in the embryonic stages of its desire to implement the PD Division’s business plan, failure to secure the required funding could prevent the Company from making any significant progress in seeing its plans come to fruition.

F-7

2.     Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the years ended December 31, 2017, and 2016, the Company had a net loss of $351,099 and $348,759 respectively. As of December 31, 2017, the Company has a total stockholder deficit of $1,952,348. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the continued financial support from its management, its ability to identify future investment opportunities and to obtain the necessary debt or equity financing, coupled with its ability to grow operations and to continue a satisfactory level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes and proceeds from sub-licensing agreements until such time that funds provided by operations are sufficient to fund working capital requirements.

However, there can be no assurance that these arrangements will be sufficient to fund its ongoing capital expenditures, working capital, and other cash requirements. The outcome of these matters cannot be predicted at this time.  These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.     Significant Accounting Policies

The significant accounting policies followed are:

Accounting Principles and Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. All inter-company accounts and transactions have been eliminated. The Company’s fiscal year end is December 31.

Principles of Consolidation

The consolidated financial statements include the accounts of SKY440, Inc. (parent) and all operational divisions which come under common ownership and management. All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Included in these estimates are assumptions about collection of accounts receivable, impairment of intangibles, useful life of property and equipment, stock based compensation, beneficial conversion of convertible notes payable, deferred income tax asset valuation allowances, and valuation of derivative liabilities.

F-8

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash includes demand deposits, saving accounts and money market accounts. The Company considers all highly liquid instruments with maturities of three months or less when purchased to be cash equivalents.

Cash is maintained at financial institutions and, at times, balances may exceed federally insured limits. We have never experienced any losses related to these balances. All our non-interest bearing cash balances were fully insured at December 31, 2017 and 2016. At December 31, 2017 and 2016, there were no amounts held in excess of federally insured limits.

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Accounts receivable and concentration of credit risk

The Company does not currently have any trade accounts receivable as all sales are either cash or credit card for services or products and collected contemporaneously with the sale. Therefore, the Company has not recorded an allowance for doubtful accounts.

The Company does not have any single customer that constitutes more than a fraction of a percent of total sales or accounts receivable. As such, the Company does not believe that it has any concentration of credit risk in its operations.

Related Party Transactions

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to the related party.

The Company considers all officers, directors, senior management personnel, and senior level consultants to be related parties to the Company.

Inventory

The Company follows FASB ASC 330, “Inventory”. Inventories are stated at the lower of cost or market. The cost of inventories comprises all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. The costs of conversion of inventories include raw materials and direct labor and fixed and variable production overheads, taking into account the stage of completion and the normal capacity of production facilities. The cost of inventories is determined using the first-in, first-out (FIFO) method. The Company does not maintain any inventory in connection with its business. For the years ended December 31, 2017 and 2016, the Company did not record any write off due to spoilage as part of the cost of sales.

F-9

Furniture, equipment, and long-lived assets

Furniture and equipment are recorded at cost and depreciated on a straight-line basis over their estimated useful lives, principally three to five years. Accelerated methods are used for tax depreciation. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When furniture and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

The Company evaluates the recoverability of its long-lived assets or asset groups whenever adverse events or changes in business climate indicate that the expected undiscounted future cash flows from the related assets may be less than previously anticipated. If the net book value of the related assets exceeds the undiscounted future cash flows of the assets, the carrying amount would be reduced to the present value of their expected future cash flows and an impairment loss would be recognized.

Revenue recognition

The Company records amounts billed to customers for delivery of products as costs as sales revenue. Costs incurred by the Company for shipping and handlings are included in cost of sales.

In accordance with ASC 605, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, product delivery has occurred or the services have been rendered, the price is fixed or determinable and collectability is reasonably assured. Revenue is generated when products or services, are delivered to the customer. Revenue is recognized net of sales returns and allowances. Provisions for discounts and rebates to customers, estimated returns, allowances, and other adjustments are provided for in the same period the related sales are recorded.

Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of December 31, 2017 and 2016.

Income Taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending on the classification of the assets or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The principal types of temporary differences between assets and liabilities for financial statements and tax return purposes are set forth in Note 7.

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10), January 1, 2007. The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there are no unrecognized benefits at December 31, 2017 or 2016. The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10. If there were an unrecognized tax benefit, the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

Share Based Compensation

The Company recognizes all share-based payments to employees, including grants of employee stock options, as compensation expense in the financial statements based on their fair value. That expense will be recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). There were no grants awarded in 2016 and 2015.

The Company issues common stock and common stock options and warrants to consultants for various services. For these transactions, the Company follows the guidance in FASB ASC Topic 505. Costs for these transactions are measured at the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instrument is reached or (ii) the date at which the counterparty’s performance is complete.

F-10

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts receivable, inventory, accounts payable and accrued liabilities notes payable, convertible promissory notes, and amounts due to related parties. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in its convertible instruments in accordance with professional standards for “Accounting for Derivative Instruments and Hedging Activities”.

Professional standards generally provide three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments.

These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. Professional standards also provide an exception to this rule when the host instrument is deemed to be conventional as defined under professional standards as “The Meaning of “Conventional Convertible Debt Instrument”.

The Company accounts for convertible instruments (when it has determined that the embedded conversion options should not be bifurcated from their host instruments) in accordance with professional standards when “Accounting for Convertible Securities with Beneficial Conversion Features,” as those professional standards pertain to “Certain Convertible Instruments.” Accordingly, the Company records, when necessary, discounts to Convertible Debentures for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their earliest date of redemption. The Company also records when necessary deemed dividends for the intrinsic value of conversion options embedded in preferred shares based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note.

ASC 815-40 provides that, among other things, generally, if an event is not within the entity’s control could or require net cash settlement, then the contract shall be classified as an asset or a liability.

F-11

Derivative Liabilities

The Company assessed the classification of its derivative financial instruments as of December 31, 2017, which consist of convertible instruments and rights to shares of the Company’s common stock and determined that such derivatives meet the criteria for liability classification under ASC 815.

ASC 815 generally provides three criteria that, if met, require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments.

These three criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument subject to the requirements of ASC 815. ASC 815 also provides an exception to this rule when the host instrument is deemed to be conventional, as described.

Long Lived Assets

The Company follows Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires those long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Advertising

Advertising is expensed as incurred and is included in selling costs on the accompanying consolidated statements of operations. Advertising and marketing expense for the years ended December 31, 2017 and 2016 was approximately $0 and $0, respectively.

Shipping costs

Shipping costs are included in cost of goods sold and totaled 0.

Intangible Assets

The Company accounts for business combinations in accordance with Accounting Standards Codification ("ASC") 805, Business Combinations, which requires that the purchase method of accounting be used for all business combinations. ASC 805 requires intangible assets acquired in a business combination to be recognized and reported separately from goodwill.

The Company evaluates intangible assets for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If these assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the fair value of the assets.

F-12

Recent Accounting Pronouncements 2017 and 2016

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there exists any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

4.     Fixed and Intangible Assets

Intangible Assets at December 31, 2017 and December 31, 2016 consist of the following:

	2017	2016
Intangibles Assets
Trademarks	$–	$25,000
Entertainment Properties	–	20,000
Total intangible assets	$–	$45,000

The Company had placed a minimal value on intellectual property including trademark applications and entertainment properties. As of December 31, 2017, the Company elected to impair the value of the trademark applications and to discontinue its development of the entertainment properties. As a result, those properties no longer are classified as intangible assets and the Company recorded this as an impairment of trademark applications and entertainment properties. For fiscal year 2016, the Company depreciated the original value of the trademarks and entertainment properties to the minimum value as of December 31, 2016.

5.     Commitments and Contingencies

Litigation

From time to time we may be a defendant and/or plaintiff in various other legal proceedings arising in the normal course of our business. We are currently not a party to any material legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, we are not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Furthermore, as of the date of this Annual Report, our management is not aware of any proceedings to which any of our directors, officers, or affiliates, or any associate of any such director, officer, affiliate, or security holder is a party adverse to our company or has a material interest adverse to us.

6.     Income Taxes

Deferred taxes are recorded for all existing temporary differences in the Company’s assets and liabilities for income tax and financial reporting purposes. Due to the valuation allowance for deferred tax assets, as noted below, there was no net deferred tax benefit or expense for the years ended December 31, 2017 and 2016.

There is no current or deferred income tax expense or benefit allocated to continuing operations for the years ended December 31, 2017 and 2016.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference are as follows:

Year ended December 31,	2017	2016
Income tax benefit at Federal statutory rate of 35%	$(122,885)	$(122,065)
State Income tax benefit, net of Federal effect 5%	(17,555)	(15,695)
Permanent and other differences	–	–
Change in valuation allowance	–	–
Total	$(140,440)	$(137,760)

F-13

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2017 and 2016 are as follows:

As at December 31,	2017	2016
Net operating loss	$4,911,385	$4,560,286
Valuation allowance	$(4,911,385)	$(4,560,286)
Total	–	–

Since management of the Company believes that it is more likely than not that the net deferred tax assets will not provide future benefit, the Company has established a 100 percent valuation allowance on the net deferred tax assets as of December 31, 2017 and 2016.

As of December 31, 2017, management estimates that the Company has federal and state net operating loss carry-forwards totaling approximately $4,911,385 which expire at various times through 2035.

7.     Convertible Debt and Derivative Liability

As of December 31, 2017, the Company has a total of $789,468 in Convertible Notes Payable, including $517,662 in principal and $271,806 in accrued interest. Of the $517,662 in principal due, $301,762 is categorized as a current liability and $215,900 is categorized as a long-term liability. The Company did not convert any notes to common stock in fiscal year 2017. At December 31, 2017 and 2016 convertible notes payable consist of the following:

Name	Issuance Date(s)	Amount @ 12/31/17*	Term(s)	Interest	Conversion Price	Maturity Date(s)	Consideration
SFH Capital	5/2014-12/2015	$212,480	5 Years	8%-10%	50% to Mkt	2015-2020	Cash
Adam Reznikoff	8/2010	$188,827	7 Years	5%	50% to Mkt	2017	Services
A&M Management	5/2009	$172,022	7 Years	8%	50% to Mkt	2016	Cash-Services
The Atwell Group	1/2010	$82,174	7 Years	8%	50% to Mkt	2017	Cash-Services
Chris Jensen	4/2009	$63,185	7 Years	10%	50% to Mkt	2016	Settlement
Chris Flannery	12/2015-3/2017	$41,567	3 Years	8%	50% to Mkt	2018-2020	Legal Services
Playground Partners	3/2014	$25,295	7 Years	8%	50% to Mkt	2021	Cash
George Wolfenden	11/2014	$3,918	8 Months	18%	50% to Mkt	2015	Cash
*Principal & Interest

	December 31, 2017	December 31, 2016
Convertible notes payable	$517,662	$507,662
Unamortized debt discount	(101,560)	(148,049)
Carrying amount	$416,102	$359,613

F-14

Convertible Notes Payable

Summary Balance at December 31,

	2017			2016
Note Holder	Principal	Accrued Interest	Total	Principal	Accrued Interest	Total	Note Type
SFH	$168,400	$44,080	$212,480	$168,400	$24,989	$193,389	Convertible
Reznikoff	115,000	73,827	188,827	15,000	64,627	179,627	Convertible
A&M	100,000	72,022	172,022	100,000	64,022	164,022	Convertible
Atwell	50,012	32,162	82,174	50,012	28,561	78,573	Convertible
Jensen	26,750	36,435	63,185	26,750	33,760	60,510	Convertible
Flannery	36,000	5,567	41,567	26,000	2,080	28,080	Convertible
Playground	19,000	6,295	25,295	19,000	4,255	23,255	Convertible
Wolfenden	2,500	1,418	3,918	2,500	968	3,468	Convertible
	$517,662	$271,806	$789,468	$507,662	$223,262	$730,924

Convertible Notes Payable

Detail Balance at December 31,

	2017			2016
Note Holder	Principal	Accrued Interest	Total	Principal	Accrued Interest	Total	Note Type	Footnote
Jensen	$26,750	$36,435	$63,185	$26,750	$33,760	$60,510	Convertible	A
Reznikoff	115,000	73,827	188,827	115,000	64,627	179,627	Convertible	B
A&M	100,000	72,022	172,022	100,000	64,022	164,022	Convertible	C
Atwell	50,012	32,162	82,174	50,012	28,561	78,573	Convertible	D
SFH 1	7,500	5,516	13,016	7,500	2,275	9,775	Convertible	E
SFH 2	12,000	3,516	15,516	12,000	2,556	14,556	Convertible	F
SFH 3	5,000	1,667	6,667	5,000	1,167	6,167	Convertible	G
Playground	19,000	6,295	25,295	19,000	4,255	23,255	Convertible	H
Flannery 1	26,000	4,964	30,964	26,000	2,080	28,080	Convertible	I
Wolfenden	2,500	1,418	3,918	2,500	968	3,468	Convertible	J
SFH 4	15,000	4,097	19,097	15,000	2,597	17,597	Convertible	K
SFH 5	9,000	2,416	11,416	9,000	1,516	10,516	Convertible	L
SFH 6	10,700	2,811	13,511	10,700	1,741	12,441	Convertible	M
SFH 7	11,700	2,955	14,655	11,700	1,785	13,485	Convertible	N
SFH 8	11,225	2,700	13,925	11,225	1,578	12,803	Convertible	O
SFH 9	12,100	2,732	14,832	12,100	1,522	13,622	Convertible	P
SFH 10	10,400	2,325	12,725	10,400	1,285	11,685	Convertible	Q
SFH 11	11,500	2,306	13,806	11,500	1,156	12,656	Convertible	R
SFH 12	15,000	3,267	18,267	15,000	1,767	16,767	Convertible	S
SFH 13	37,275	7,772	45,047	37,275	4,044	41,319	Convertible	T
Flannery 2	10,000	603	10,603	–	–	–	Convertible	U
	$517,662	$271,806	$789,468	$507,662	$223,262	$730,924

F-15

Footnotes to the Convertible Note Schedule:

A.	Jensen: On April 30, 2009, the Company entered into a settlement agreement with Chris Jensen in the original amount of $45,000. The note carries interest at the rage of 10% per annum and was due April 29, 2016. The note converts at a 50% discount to the current trading price upon issuance of the conversion notice. The note is currently in default, but the note holder is forbearing any collection efforts.

During the year ended December 31, 2016, the Company issued an aggregate of 365,000,000 shares of common stock for repayment of $18,250 principal in lieu of cash.

At December 31, 2017 and 2016, the outstanding principal balance on these agreements was $26,750 and $26,750, respectively. The total accrued interest as of December 31, 2017 is $36,435.

The total amount due on the note, including principal and interest, is $63,185 as of December 31, 2017.

B.	Reznikoff: On August 15, 2010, the Company issued a 7-year promissory note, in an aggregate of $100,000, to Adam Reznikoff for services. The note carries interest at 5% per annum. The note converts at a 50% discount to the current trading price upon issuance of the conversion notice. The note is currently in default, but the note holder is forbearing any collection efforts.

On June 30, 2016, Mr. Reznikoff loaned an additional $15,000 to the Company on the same terms.

At December 31, 2017 and 2016, the outstanding balance on the Reznikoff note was $115,000 and $115,000, respectively. The total accrued interest as of December 31, 2017 is $73,827.

The total amount due on the note, including principal and interest, is $188,827 as of December 31, 2017.

C.	A&M: On May 31, 2009, the Company issued a 7-year note, in an aggregate of $100,000, to A&M Management for cash and services. The note carries interest at 8% per annum. The note converts at a 50% discount to the current trading price upon issuance of the conversion notice. The note is currently in default, but the note holder is forbearing any collection efforts.

At December 31, 2017 and 2016, the outstanding balance on the A&M Management note was $100,000 and $100,000, respectively. The total accrued interest as of December 31, 2017 is $72,022.

The total amount due on the note, including principal and interest, is $172,022 as of December 31, 2017.

D.	Atwell: On January 1, 2010, the Company issued a 7-year note, in an aggregate of $71,735, to The Atwell Group for cash and services. The note carries interest at 8% per annum. The note converts at a 50% discount to the current trading price upon issuance of the conversion notice. The note is currently in default, but the note holder is forbearing any collection efforts.

During the year ended December 31, 2016, the Company issued an aggregate of 300,000,000 shares of common stock for repayment of $18.915 of principal and $11,085 in accrued interest, in lieu of cash.

At December 31, 2017 and 2016, the outstanding balance on The Atwell Group note was $50,012 and $50,012, respectively. The total accrued interest as of December 31, 2017 is $32,162.

The total amount due on the note, including principal and interest, is $82,174 as of December 31, 2017.

F-16

E.	SFH 1: On January 10, 2010, the Company issued a 5-year note, in an aggregate of $7,500, to Playground Partners, which was purchased by SFH Capital on December 5, 2014. The note carries interest at 8% per annum. The note converts at a 50% discount to the lowest trading price during the previous ten (10) days prior to issuance of the conversion notice. The note is currently in default, but the note holder is forbearing any collection efforts.

At December 31, 2017 and 2016, the outstanding balance on the SFH Capital note was $7,500 and $7.500, respectively. The total accrued interest as of December 31, 2017 is $5,516.

The total amount due on the note, including principal and interest, is $13,016 as of December 31, 2017.

F.	SFH 2: On May 4, 2014, the Company issued a 5-year note for cash, in an aggregate of $12,000, to SFH Capital. The note carries interest at 8% per annum. The note converts at a 50% discount to the lowest trading price during the previous ten (10) days prior to issuance of the conversion notice.

At December 31, 2017 and 2016, the outstanding balance on the SFH Capital note was $12,000 and $12,000, respectively. The total accrued interest as of December 31, 2017 is $3,516.

The total amount due on the note, including principal and interest, is $15,516 as of December 31, 2017.

G.	SFH 3: On September 1, 2014, the Company issued a 5-year note for cash, in an aggregate of $5,000, to SFH Capital. The note carries interest at 10% per annum. The note converts at a 50% discount to the lowest trading price during the previous ten (10) days prior to issuance of the conversion notice.

At December 31, 2017 and 2016, the outstanding balance on the SFH Capital note was $5,000 and $5,000, respectively. The total accrued interest as of December 31, 2017 is $1,667.

The total amount due on the note, including principal and interest, is $6,667 as of December 31, 2017.

H.	Playground: On March 20, 2014, the Company issued a 7-year note, in an aggregate of $10,000 for cash, to Playground Partners. The note carries interest at 8% per annum.

On May 29, 2014, Playground loaned an additional $9,000 to the Company on the same terms.

On May 11, 2016, Playground loaned an additional $1,000 to the Company on the same terms.

On July 29, 2016, Playground loaned an additional $4,500 to the Company on the same terms.

On September 16, 2016, Playground loaned an additional $4,000 to the Company on the same terms.

During the year ended December 31, 2016, the Company issued an aggregate of 60,000,000 shares of common stock for repayment of $3,000 of principal, in lieu of cash.

At December 31, 2017 and 2016, the outstanding balance on the Playground Partners notes was $19,000 and $19,000, respectively. The total accrued interest as of December 31, 2017 is $6,295.

The total amount due on the note, including principal and interest, is $25,295 as of December 31, 2017.

F-17

I.	Flannery 1: On January 2, 2016, the Company issued a 3-year note, in an aggregate of $26,000, to Christopher Flannery for legal services. The note carries interest at 8% per annum.

At December 31, 2017 and 2016, the outstanding balance on the SFH Capital note was $26,000 and $26,000, respectively. The total accrued interest as of December 31, 2017 is $4,964.

The total amount due on the note, including principal and interest, is $30,964 as of December 31, 2017.

J.	Wolfenden: On November 6, 2014, the Company issued an 8-month note, in an aggregate of $2,500, to George Wolfenden for cash. The note carries interest at 18% per annum. The note converts at a 50% discount to the current trading price upon issuance of the conversion notice. The note is currently in default, but the note holder is forbearing any collection efforts.

At December 31, 2017 and 2016, the outstanding balance on the Wolfenden Capital note was $2,500 and $2,500, respectively. The total accrued interest as of December 31, 2017 is $1,418.

The total amount due on the note, including principal and interest, is $3,918 as of December 31, 2017.

K.	SFH 4: On April 9, 2015, the Company issued a 5-year note, in an aggregate of $15,000 for cash, to SFH Capital. The note carries interest at 10% per annum. The note converts at a 50% discount to the lowest trading price during the previous ten (10) days prior to issuance of the conversion notice.

At December 31, 2017 and 2016, the outstanding balance on the SFH Capital note was $15,000 and $15,000, respectively. The total accrued interest as of December 31, 2017 is $4,097.

The total amount due on the note, including principal and interest, is $19,097 as of December 31, 2017.

L.	SFH 5: On April 26, 2015, the Company issued a 5-year note, in an aggregate of $9,000 for cash, to SFH Capital. The note carries interest at 10% per annum. The note converts at a 50% discount to the lowest trading price during the previous ten (10) days prior to issuance of the conversion notice.

At December 31, 2017 and 2016, the outstanding balance on the SFH Capital note was $9,000 and $9,000, respectively. The total accrued interest as of December 31, 2017 is $2,416.

The total amount due on the note, including principal and interest, is $11,416 as of December 31, 2017.

M.	SFH 6: On May 17, 2015, the Company issued a 5-year note, in an aggregate of $10,700 for cash, to SFH Capital. The note carries interest at 10% per annum. The note converts at a 50% discount to the lowest trading price during the previous ten (10) days prior to issuance of the conversion notice.

At December 31, 2017 and 2016, the outstanding balance on the SFH Capital note was $10,700 and $10,700, respectively. The total accrued interest as of December 31, 2017 is $2,811.

The total amount due on the note, including principal and interest, is $13,511 as of December 31, 2017.

N.	SFH 7: On June 23, 2015, the Company issued a 5-year note, in an aggregate of $11,700 for cash, to SFH Capital. The note carries interest at 10% per annum. The note converts at a 50% discount to the lowest trading price during the previous ten (10) days prior to issuance of the conversion notice.

At December 31, 2017 and 2016, the outstanding balance on the SFH Capital note was $11,700 and $11,700, respectively. The total accrued interest as of December 31, 2017 is $2,955.

The total amount due on the note, including principal and interest, is $14,655 as of December 31, 2017.

F-18

O.	SFH 8: On August 8, 2015, the Company issued a 5-year note, in an aggregate of $11,225 for cash, to SFH Capital. The note carries interest at 10% per annum. The note converts at a 50% discount to the lowest trading price during the previous ten (10) days prior to issuance of the conversion notice.

At December 31, 2017 and 2016, the outstanding balance on the SFH Capital note was $11,225 and $11,225, respectively. The total accrued interest as of December 31, 2017 is $2,700.

The total amount due on the note, including principal and interest, is $13,925 as of December 31, 2017.

P.	SFH 9: On September 29, 2015, the Company issued a 5-year note, in an aggregate of $12,100 for cash, to SFH Capital. The note carries interest at 10% per annum. The note converts at a 50% discount to the lowest trading price during the previous ten (10) days prior to issuance of the conversion notice.

At December 31, 2017 and 2016, the outstanding balance on the SFH Capital note was $12,100 and $12,100, respectively. The total accrued interest as of December 31, 2017 is $2,732.

The total amount due on the note, including principal and interest, is $14,832 as of December 31, 2017.

Q.	SFH 10: On October 7, 2015, the Company issued a 5-year note, in an aggregate of $10,400 for cash, to SFH Capital. The note carries interest at 10% per annum. The note converts at a 50% discount to the lowest trading price during the previous ten (10) days prior to issuance of the conversion notice.

At December 31, 2017 and 2016, the outstanding balance on the SFH Capital note was $10,400 and $10,400, respectively. The total accrued interest as of December 31, 2017 is $2,325.

The total amount due on the note, including principal and interest, is $12,725 as of December 31, 2017.

R.	SFH 11: On December 30, 2015, the Company issued a 5-year note, in an aggregate of $11,500 for cash, to SFH Capital. The note carries interest at 10% per annum. The note converts at a 50% discount to the lowest trading price during the previous ten (10) days prior to issuance of the conversion notice.

At December 31, 2017 and 2016, the outstanding balance on the SFH Capital note was $11,500 and $11,500, respectively. The total accrued interest as of December 31, 2017 is $2,306.

The total amount due on the note, including principal and interest, is $13,806 as of December 31, 2017.

S.	SFH 12: On October 28, 2015, the Company issued a 5-year note, in an aggregate of $15,000 for cash, to SFH Capital. The note carries interest at 10% per annum. The note converts at a 50% discount to the lowest trading price during the previous ten (10) days prior to issuance of the conversion notice.

At December 31, 2017 and 2016, the outstanding balance on the SFH Capital note was $15,000 and $15,000, respectively. The total accrued interest as of December 31, 2017 is $3,267.

The total amount due on the note, including principal and interest, is $18,267 as of December 31, 2017.

F-19

T.	SFH 13: On December 1, 2015, the Company issued a 5-year note, in an aggregate of $37,275 for cash, to SFH Capital. The note carries interest at 10% per annum. The note converts at a 50% discount to the lowest trading price during the previous ten (10) days prior to issuance of the conversion notice.

At December 31, 2017 and 2016, the outstanding balance on the SFH Capital note was $37,275 and $37,275, respectively. The total accrued interest as of December 31, 2017 is $7,772.

The total amount due on the note, including principal and interest, is $45,047 as of December 31, 2017.

U.	Flannery 2: On March 31, 2017, the Company issued a 3-year note, in an aggregate of $10,000, to Christopher Flannery for accrued legal services. The note carries interest at 8% per annum.

At December 31, 2017 and 2016, the outstanding balance on the SFH Capital note was $10,000 and $0, respectively. The total accrued interest as of December 31, 2017 is $603.

The total amount due on the note, including principal and interest, is $10,603 as of December 31, 2017.

8.     Fair Value

ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

●	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
●	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
●	Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed is determined based on the lowest level input that is significant to the fair value measurement.

The convertible debt of the Company converts at a fixed discount to the current market price of the Common Shares. There are no derivative liabilities associated with these notes.

F-20

9.      Equity

Authorized Stock

As of December 31, 2017, the authorized stock of Sky440 was Seven Billion Shares (7,000,000,000), consisting of Six Billion Nine Hundred Fifty Million Common Shares (6,950,000,000) authorized and Fifty Million Preferred Shares (50,000,000) authorized.

Authorized Common Stock

As of December 31, 2017, Sky440 had an authorized common stock capital of Six Billion Nine Hundred Fifty Million Common Shares (6,950,000,000) with a par value of $.0001.

The Company did not issue any common shares during fiscal year 2017.

Issued and Outstanding Common Stock

As of December 31, 2017, Sky440 had a total of 4,587,922,087 Common Shares outstanding, as compared to 4,587,922,087 Common Shares outstanding as of December 31, 2016 (No change).

For fiscal year 2016, the following table details all of the stock issuances for the Company. There were no issuances of Common Shares during fiscal year 2017.

Name	Issuance Date*	Issuance Type	Shares Offered	Shares Sold	Offered (in $)	Paid (in $)	(a)	(b)	(c)	(d)	(e)	(f)**
Atwell Group	3/15/16	Common	300,000,000	300,000,000.0001		.0001	4(a)(2)	Restricted	Restricted	144	Debt	12/31/13
SFH Capital	3/18/16	Common	100,000,000	100,000,000	.00005	.00005	4(a)(2)	Restricted	Restricted Available for Resale	144	Cash	2/28/14
Playground Partners	6/9/16	Common	60,000,000	60,000,000	.00005	.00005	4(a)(2)	Restricted	Restricted Available for Resale	144	Cash	3/20/14
Sammy Khalil	7/21/16	Common	100,000,000	100,000,000	.00005	.00005	4(a)(2)	Restricted	Restricted Available for Resale	144	Cash	3/27/14
John Evangelides	7/21/16	Common	200,000,000	200,000,000	.00005	.00005	4(a)(2)	Restricted	Restricted Available for Resale	144	Cash	12/19/14
Chris Jensen	7/27/16	Common	365,000,000	365,000,000	.00005	.00005	4(a)(2)	Restricted	Restricted Available for Resale	144	Settle	4/30/09
Lost Art Pictures	8/5/16	Common	100,000,000	100,000,000	.00005	.00005	4(a)(2)	Restricted	Restricted Available for Resale	144	Cash	6/20/14
Sammy Khalil	9/30/16	Common	100,000,000	100,000,000	.00005	.00005	4(a)(2)	Restricted	Restricted Available for Resale	144	Cash	4/9/14

Legend:

(a) Issuance Exemption

(b) Trading Status upon Issuance

(c) Current Issuance Legend Status as of 12/31/16

(d) Holder Exemption

(e) Consideration

(f) Consideration Date

Notes:

*Actual physical certificate issuance date by transfer agent

** Date consideration for shares was paid in full

F-21

Authorized Preferred Stock

As of December 31, 2017, Sky440 had an authorized Preferred Stock capital of Fifty Million Preferred Shares (50,000,000) with a par value of $0.001. Of the total authorized Preferred Stock, there are Ten Million (10,000,000) Preferred A Shares authorized, Ten Million (10,000,000) Preferred B Shares authorized and Ten Million (10,000,000) Preferred C Shares authorized. Preferred A Shares convert to 20 common shares of Sky440 Common Stock and have 100 votes per Preferred A Share on all matters coming to a shareholder vote. Preferred B Shares convert to 10 common shares of Sky440 Common Stock and have 1,000 votes per Preferred B Share on all matters coming to a shareholder vote. Preferred C Shares convert to 100 common shares of Sky440 Common Stock and have no votes per Preferred C Share on all matters coming to a shareholder vote.

Issued and Outstanding Preferred Stock

As of December 31, 2017, Sky440 had a total of 11,900,000 Preferred Shares outstanding, as compared to 11,900,000 Common Shares outstanding as of December 31, 2016 (No change).

The 11,900,000 Preferred Shares were comprised of 6,800,000 Preferred A Stock, with a par value of $0.001 per share, and 5,100,000 shares of Preferred B Stock, with a par value of $0.001 per share. No Preferred C Stock had been issued as of 12/31/17.

There were no issuances of Preferred Shares during fiscal year 2017 or fiscal year 2016.

10.     Accounts Payable and Accrued Expenses.

Operating Payables and Accrued Expenses

As of December 31, 2017, the Company had $87,802 in operating payables and Accrued Expenses.

Trade Payables

As of December 31, 2017, the Company does not have any current trade payables due.

Older Payables

None

Other Payables

None

F-22

11.     Net Income

Revenue

During fiscal year 2017, the Company did not generate any Gross Revenue.

Expenses

During fiscal year 2017, the Company incurred $74,248 in General and Administrative Expenses and $250,000 in payroll expense (deferred).

Other Income

None.

Net Income/Loss

The Company recorded a Net Loss of ($351,099) for fiscal year 2017.

12.     Related Party Transactions

Accrued Salaries

As of December 31, 2017, the Company had accrued compensation to officers of $1,156,015.

As of December 31, 2016, the Company had accrued compensation to officers of $906,015.

As of December 31, 2017, the Company’s Chairman has not been paid any of his accrued salary. Furthermore, the Chairman had not sold any stock, common and or preferred, as of December 31, 2017.

Advances from Affiliates

At December 31, 2017 and 2016, there are $20,626 and $19,023, respectively of related party advances and or loans. The advances and or loans are due on demand and carry no interest.

During fiscal year 2017, the Company had received and recorded an additional $1,603 in cash advances from affiliates, including its Chairman Robert Atwell.

During fiscal year 2016, the Company had received and recorded an additional $7,619 in cash advances from affiliates, including its Chairman Robert Atwell.

Prior to fiscal year 2016, the Company had received an additional net $36,376 in cash advances from affiliates, including its Chairman Robert Atwell, including all advances and any debt cancellation, retirements and or repayments connected therewith.

As of the fiscal year ended December 31, 2017, the Company had received $36,917 in cash advances from affiliates, including its Chairman Robert Atwell and had repaid $16,291 of those advances, resulting in $20,626 in net cash advances from affiliates, including its Chairman Robert Atwell, including all advances and any repayments connected therewith, being recorded on the Company’s books and records.

F-23

Stock Issued to Affiliates

The Company did not issue any stock to affiliates during fiscal year 2017.

During fiscal year 2016, the Company’s Chairman Robert Atwell was issued 300,000,000 restricted control affiliated shares as part of the Company’s debt reduction plan.

13.     Subsequent Events

Securities Purchase Agreement

On March 7, 2018, the Company entered into a Securities Purchase Agreement with Sammy Khalil, a current shareholder of the Company who had previously purchased stock from the company between fiscal year’s 2014 and 2016. Under the terms of the Securities Purchase Agreement, in exchange for an investment of $5,000, Mr. Khalil will receive a 10% convertible note of the Company which converts into 100,000,000 shares of the Company’s $.0001 par value common stock and 1,000,000 shares of the Company’s $.001 par value Preferred C stock. The consideration date for this transaction is March 7, 2018. As of the date hereof, Mr. Khalil has not converted the note nor have the Preferred C shares been issued.

Common Share Cancellation

On March 14, 2018, Robert Atwell, the Company’s Chairman, cancelled 100,000,000 common shares issued to The Atwell Group. Following this cancellation, the total outstanding common shares was 4,487,922,087.

Preferred Share Issuance

On March 15, 2018, the Company issued 1,000,000 shares of Class C Preferred Shares to Sammy Khalil in accordance with the terms and conditions of the Securities Purchase Agreement between the Company and Mr. Khalil dated as of March 29, 2016. Each share of Preferred C stock converts into 100 shares of the Company’s $.0001 par value common stock. Following this issuance, the total outstanding Preferred C shares was 1,000,000 shares outstanding.

Preferred Share Conversion

On March 19, 2018, Sammy Khalil elected to convert his 1,000,000 shares of Preferred C stock into 100,000,000 shares of the Company’s $.0001 par value common stock. The Preferred C shares were issued in accordance with the terms and conditions of the Securities Purchase Agreement between the Company and Mr. Khalil dated as of March 29, 2016. As a result of this conversion, the 1,000,000 shares of Preferred C stock were cancelled and returned to the treasury. As of March 19, 2018, the total outstanding shares of Preferred C stock is 0.

Retirement of Debt

On March 20, 2018, the Company reached an agreement with noteholder George Wolfenden to issue Mr. Wolfenden restricted common shares of the Company’s $.0001 common stock to retire his note. As a result, Mr. Wolfenden will receive 20,145,000 restricted common shares priced at $.0002 per share for the $4,029 principal and interest amount of his note as of March 31, 2018. The consideration date for the debt is November 6, 2014.

F-24

Common Share Issuance

On March 20, 2018, the Company issued 100,000,000 restricted common shares to Sammy Khalil as a result of Mr. Khalil converting his 1,000,000 shares of Class C Preferred Shares into common stock. Each share of Preferred C stock converts into 100 shares of the Company’s $.0001 par value common stock. Following this issuance, the total outstanding common shares remained unchanged at 4,587,922,087. The Preferred C shares were issued in accordance with the terms and conditions of the Securities Purchase Agreement between the Company and Mr. Khalil dated as of March 29, 2016. The consideration date for the common shares issued as a result thereof is March 29, 2016.

Convertible Promissory Notes:

On June 19, 2018, the Company issued a one (1) year note, in the aggregate of $5,500 for $5,000 in cash, to Empower Consulting LLC. The note carries interest at 12% per annum. The note converts to Fifty Percent (50%) of the lowest Trading Price during the twenty (20) trading day period prior to conversion. The total amount due on the note, including principal and interest, is $5,567 as of July 17, 2018.

On June 27, 2018, the Company issued a one (1) year note, in the aggregate of $10,000, for cash, to Tri-Bridge Ventures LLC. The note carries interest at 5% per annum. The note converts equal to the lesser of (i) the lowest price of any public offering of the Issuers Common Stock during the subsequent 24 months or (ii) Sixty Percent (60%) of the lowest Trading Price during the twenty (20) trading day period prior to conversion. The total amount due on the note, including principal and interest, is $10,027 as of July 17, 2018.

Non-Dilutive Shareholder Effect as of June 27, 2018:

As a result of the issuances and cancellations, as of June 27, 2018, the total outstanding common shares of the Company remain unchanged from December 31, 2017 with 4,587,922,087 common shares outstanding.

Company Filings:

From January 1, 2018 to the date of this report the only significant events are:

•	The Company filed for and achieved current reporting status on the OTC Markets Alternative News and Reporting Service.

F-25

PART III—EXHIBITS

Index to Exhibits

Exhibit
Number	Exhibit Description

2.1	Articles of Incorporation
2.2	Bylaws
2.3	Certificate of Designation of Class A Convertible Preferred Stock
2.4	Certificate of Designation of Class B Convertible Preferred Stock
2.5	Certificate of Designation of Class C Convertible Preferred Stock
3.1	Specimen Stock Certificate
4.1	Subscription Agreement
6.4	Employment Agreement of Robert P. Atwell
6.5	Indemnification Agreement of Robert P. Atwell
6.6	Incentive Stock Option Program
6.7	Management Stock Bonus Program
6.8	Performance Bonus Plan
6.9	Stock Option Agreement
6.10	Stock Issuance Agreement
6.11	Notice of Grant of Stock Option
6.12	Joint Venture Agreement
11.1	Consent of Lux Law, P.A. (included in Exhibit 12.1)
12.1	Opinion of Lux Law, P.A.

26

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 26, 2018.

(Exact name of issuer as specified in its charter):	Sky440, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Robert P. Atwell
Robert P. Atwell, Chief Executive Officer (Principal Executive Officer).

Date: July 26, 2018

/s/ Robert P. Atwell

Robert P. Atwell,
Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

Date: July 26, 2018

SIGNATURES OF DIRECTORS:

/s/ Robert P. Atwell	July 26, 2018
Robert P. Atwell, Director	Date

27